                           STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of August 1, 1997, by and among Dura Shifter Holding Corp., a Delaware corporation ("BUYER"), GT Automotive Systems, Inc., a Michigan corporation (the "COMPANY"), and each of the other Persons listed on the signature pages hereto (collectively, the "SELLERS"). Capitalized terms used but not otherwise defined herein are defined in Article VII hereof.

         The Sellers collectively own beneficially and of record all of the outstanding shares of the Company's capital stock (the "COMPANY STOCK").
This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, all of the outstanding shares of Company Stock in exchange for cash, as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                       PURCHASE AND SALE OF COMPANY STOCK

         1.1 PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Sellers shall sell and transfer to Buyer and Buyer shall purchase from the Sellers all of the outstanding shares of Company Stock free and clear of all liens, claims, charges, security interests and other encumbrances, for an aggregate purchase price as determined pursuant to Section 1.3 below.

         1.2  THE CLOSING.

         (a) THE CLOSING DATE. The closing of the purchase and sale of the Company Stock (the "CLOSING") shall take place at the offices of Dean & Fulkerson in Troy, Michigan, at 10:00 a.m. local time on the second business day following the expiration or other termination of the applicable waiting period (and any extensions thereof) under the HSR Act (as defined below), or if later, on the second business day following the satisfaction or waiver of all other conditions set forth in Article II hereof, or at such other place or on such other date as is mutually acceptable to Buyer and the Representative. The date of the Closing hereunder is referred to herein as the "CLOSING DATE."

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         (b)  THE CLOSING TRANSFERS.  Subject to the conditions set forth in this Agreement, at the Closing:

              (i) the Sellers shall deliver to Buyer certificates representing all of the shares of the Company Stock outstanding as of the Closing Date, duly endorsed for transfer to the Buyer and accompanied by duly executed stock powers;

              (ii) Buyer shall deliver to the Representative, on behalf of the Sellers, a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Representative at least 2 days prior to the Closing Date, in an aggregate amount equal to the Purchase Price (as defined in Section 1.3 below); and

              (iii) Buyer shall repay all amounts owing with respect to the indebtedness for borrowed money (including accrued interest through the Closing Date) described on Schedule 1.2 (the "PAID-OFF INDEBTEDNESS").

         1.3  THE CLOSING PURCHASE PRICE.

         (a) THE BASE PURCHASE PRICE. For purposes of this Agreement, the "BASE PURCHASE PRICE" shall be equal to $45,000,000.

         (b) DETERMINATION OF CLOSING FUNDED INDEBTEDNESS. Not more than 5 nor less than 1 business day(s) prior to the Closing Date, Buyer and the Representative shall, in good faith, jointly determine the amount of Funded Indebtedness as of the Closing Date immediately prior to giving effect to the transactions contemplated hereby (but including any fees, expenses, prepayment penalties or other charges which would be incurred as a result of the repayment or prepayment of any such Funded Indebtedness contemporaneously with the Closing) (the "CLOSING FUNDED INDEBTEDNESS"). For purposes of this Agreement, "FUNDED INDEBTEDNESS" means the principal amount of the obligations identified on the FUNDED DEBT SCHEDULE, all accrued interest thereon, and all fees, expenses, prepayment penalties and other charges with respect thereto. For purposes of calculating the Closing Funded Indebtedness, all obligations payable in Canadian dollars shall be converted into U.S. Dollar amounts based on the prevailing exchange rate between Canadian and U.S. currencies set forth in the WALL STREET JOURNAL on the Closing Date (or on such earlier date as shall be mutually agreeable to the Buyer and the Representative). Notwithstanding the foregoing, in the event that the principal amount outstanding as of the Closing Date under the Company's revolving credit facility with NBD Bank and First Chicago NBD Bank, Canada (the "REVOLVER"), is less than $6,900,000 (the "MINIMUM REVOLVER AMOUNT"), then for purposes of this Agreement the Closing Funded Indebtedness shall be calculated as if the Minimum Revolver Amount were in fact the principal amount outstanding as of the Closing Date under the Revolver.

         (c) ACCUMULATED POST-RETIREMENT OBLIGATIONS. The parties hereto have agreed that the aggregate amount of the Company's and its Subsidiaries' accumulated post-retirement benefit obligations for all current retirees and dependents as of the Closing Date (the "CLOSING APBO") shall be equal to $315,000.

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         (d)  THE PURCHASE PRICE.  The "PURCHASE PRICE" hereunder shall be equal to (i) the Base Purchase Price, MINUS (ii) the amount of Closing Funded Indebtedness, MINUS (iii) the amount of Closing APBO.

         1.4  ADDITIONAL EARNED PURCHASE PRICE.

         (a)  THE 1997 EARN-OUT.

              (i) As promptly as practicable, but in any event not later than 90 days after the last day of the 1997 Measuring Period (as defined below), Buyer shall cause to be prepared and delivered to the Representative a draft statement of income prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices and procedures used in the preparation of the 1996 Financial Statements (the "1997 STATEMENT"), and which sets forth the Company's EBIT (as defined below) for the 1997 Measuring Period ("1997 EBIT"). The 1997 Statement shall be accompanied by a certificate, signed by an officer of Parent, stating that such statement is the "1997 Statement" required to be delivered pursuant to this Section 1.4 and that, to the best of such officer's knowledge and belief, such statement has been prepared in accordance with the provisions of this Section 1.4. If the 1997 Statement reflects 1997 EBIT in excess of $6,000,000, Buyer shall deliver to the Representative (on behalf of the Sellers) a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Representative, in an aggregate amount (which amount shall be deemed an adjustment to the Purchase Price hereunder) equal to the payment calculated in accordance with subparagraph (vi) below based on the 1997 EBIT as reflected in the 1997 Statement (the "INITIAL PAYMENT"). If the Sellers disagree in any respect with Buyer's calculation of 1997 EBIT as set forth in the 1997 Statement, the Sellers may, within 90 days after delivery of such 1997 Statement deliver a statement to Buyer disagreeing with such calculation and setting forth the Sellers' calculation of such amount. Any such statement of disagreement shall specifically state and shall only state those items or amounts as to which the Sellers disagree and the basis of such disagreement, and each Seller shall be deemed to have agreed with all other items and amounts contained in the calculation of 1997 EBIT set forth on the 1997 Statement. If the Sellers do not deliver such a statement of disagreement within such 90-day period, the 1997 Statement shall be conclusive and binding on all parties hereto.

              (ii) If a statement of disagreement is delivered pursuant to subparagraph (i), Buyer and the Representative shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of 1997 EBIT, which amount shall not be less than the amount thereof set forth in the 1997 Statement nor greater than the amount set forth in the Sellers' statement of disagreement. Any such agreement reached shall be conclusive and binding on all parties hereto.

              (iii) If, during such 20-day period, Buyer and the Representative are unable to reach such agreement, they shall promptly thereafter cause Deloitte & Touche (the "ACCOUNTING FIRM") to review this Agreement, the 1997 Statement, and the Sellers' statement of disagreement, and to make its own calculation of 1997 EBIT. In making such review and calculation, the Accounting Firm shall consider only those items or amounts in the 1997 Statement as to which the Sellers have disagreed. The Accounting Firm shall deliver to Buyer and the Representative, as promptly as practicable after its retention, a report setting forth its calculation of 1997 EBIT. Such report shall be final and binding upon all parties hereto; PROVIDED that in no event shall the amount of 1997 EBIT be less than the amount thereof set forth in the 1997 Statement nor greater than the amount set forth in the Sellers' notice of disagreement. The cost of such review and report shall be borne by Buyer, on the one hand, and by the Sellers (jointly and severally), on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

              (iv) Buyer and each of the Sellers agree that they will, and agree to cause their respective independent accountants and the Company to, cooperate and assist in the preparation of the 1997 Statement, any statement of disagreement, and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers (including, without limitation, all memoranda, summaries, conclusions, file notes, and analyses supporting, explaining, or forming the basis thereof which are retained by such accountants) and personnel. Buyer and the Sellers and their respective independent accountants desire to act in a spirit of cooperation in assisting each other in the review, audit, and determination of the 1997 Statement. Therefore, as the preferred method of conducting such a review, audit, and preparation of such a statement referred to in this Section, Buyer and the Sellers agree that Buyer's independent accountants will complete their audit and reviews referred to in this Section, providing Sellers' independent accountants status updates with respect thereto, and upon completion of the Buyer's independent accountants' work, provide full access to the information referred to above to Sellers' independent accountants. Buyer and its independent accountants shall provide the Sellers and their independent accountants a schedule of the timing of fieldwork and permit Sellers and their independent accountants, at their discretion, to be present during fieldwork and observe any tests, measurements, interviews, or other investigatory events, as determined necessary by the Sellers or their independent accountants, conducted in the course of preparing the 1997 Statement. The Sellers and their independent accountants understand that timing of such tests, measurements, interviews or other investigatory events is subject to change on short notice for numerous reasons (both within and outside the control of the parties), that time is of the essence in the completion of the audit by the Buyer, and that notification to Sellers and their independent public accountants of such changes, other than changes in the timing of fieldwork generally, is not required. Sellers' and their accountants' cooperation and assistance, if any, in any activities relating to the preparation of the 1997 Statement shall be without prejudice to Sellers' right to disagree with the 1997 Statement. All costs related to the Sellers' independent accountants' performance under this Section will be paid by the Sellers.

              (v) For purposes of this Agreement, the "1997 MEASURING PERIOD" shall mean the 12-month period commencing on January 1, 1997, and ending on December 31, 1997; PROVIDED that any calendar month commencing after the Closing Date in which there

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    exists a 1997 Unforeseen Event Loss shall be excluded from the
    1997 Measuring Period, and for each month so excluded the 1997 Measuring Period shall continue for one additional consecutive calendar month (it being understood that the 1997 Measuring Period shall in no event extend beyond March 31, 1998), such that the 1997 Measuring Period shall comprise the first 12 months (or if less, the total number of months between January 1, 1997, and March 31, 1998) in which no 1997 Unforeseen Event Loss has occurred. For purposes of this Agreement, "1997 UNFORESEEN EVENT LOSS" means, during any calendar month, a loss in revenue of (A) more than $750,000 from a single customer directly resulting from strikes or walkouts by such customer's workers, or (B) more than $750,000 in the aggregate for such month directly resulting from a strike or walkout by the Company's or its Subsidiaries' workers, Act of God, boycott, and/or postponement (in whole or in part) of a major start-up program of a customer identified on the MAJOR START-UP SCHEDULE and scheduled to commence during the 1997 Measuring Period.

              (vi) Within 3 business days after the final determination of 1997 EBIT as set forth in this paragraph (a), if 1997 EBIT as so determined exceeds $6,000,000, Buyer shall deliver to the Representative (on behalf of the Sellers) a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Representative, in an aggregate amount (which amount shall be deemed an adjustment to the Purchase Price hereunder) equal to the sum of:

                   (x) the product of (A) $5,000,000 MULTIPLIED BY (B) a fraction, the numerator of which is equal to 1997 EBIT (or $7,000,000 if EBIT is greater than $7,000,000) MINUS $6,000,000, and the denominator of which is equal to $1,000,000, PLUS

                   (y) if 1997 EBIT exceeds $7,000,000, an amount (the "ACCELERATED 1998 AMOUNT") equal to the product of (A) $2,500,000 MULTIPLIED BY (B) a fraction, the numerator of which is equal to 1997 EBIT (or $8,000,000 if 1997 EBIT is greater than $8,000,000) MINUS $7,000,000, and the denominator of which is equal to $1,000,000, MINUS

                   (z)  the amount of the Initial Payment, if any.

              (vii) In addition to any other payments under this Section 1.4(a), in the event any portion of any payment made under this Section 1.4(a) is deemed the payment of interest income under the Code and the regulations promulgated thereunder (such portion deemed to constitute interest, the "INTEREST COMPONENT"), Buyer shall in connection with such payment pay to the Representative (on behalf of the Sellers) an additional amount (which payment shall be deemed an adjustment to the Purchase Price hereunder) (the "ADDITIONAL PURCHASE PRICE AMOUNT") equal to the quotient of (x) the product obtained by multiplying (1) the difference of 39.6% MINUS the rate of U.S. federal tax on long-term capital gains in effect on the Closing Date, TIMES (2) the Interest Component of such payment, DIVIDED BY (y) the difference of 100% MINUS the rate of U.S. federal tax on long-term capital gains in effect on the Closing Date.

         (b)  THE 1998 EARN-OUT.

              (i) In the event that, at any time on or prior to the last day of the 1998 Measuring Period (as defined below), the Company achieves EBIT for such period of at least $5,000,000, the Sellers shall be entitled to receive, in accordance with this paragraph (b), additional consideration for the Company Stock in an aggregate amount equal to $10,000,000 MINUS the Accelerated 1998 Amount, if any (the "1998 EARN-OUT AMOUNT"). For purposes of this Agreement, the "1998 MEASURING PERIOD" shall mean the 12-month period commencing on January 1, 1998; PROVIDED that each calendar month in which there exists a 1998 Unforeseen Event Loss shall be excluded from the 1998 Measuring Period, and for each month so excluded the 1998 Measuring Period shall continue for one additional consecutive calendar month (it being understood that the 1998 Measuring Period shall in no event extend beyond December 31, 1999), such that the 1998 Measuring Period shall comprise the first 12 months (or if less, the total number of months between January 1, 1998, and December 31, 1999) in which no 1998 Unforeseen Event Loss is in existence. For purposes of this Agreement, "1998 UNFORESEEN EVENT LOSS" means, during any calendar month, a loss of revenue of (A) more than $500,000 from a single customer directly resulting from strikes or walkouts by such customer's workers, or (B) more than $500,000 in the aggregate for such month directly resulting from a strike or walkout by the Company's or its Subsidiaries' workers, Act of God, boycott, and/or postponement (in whole or in part) of a major start-up program of a customer identified on the MAJOR START-UP SCHEDULE and scheduled to commence during the 1998 Measuring Period. The 1998 Earn-Out Amount shall be due and payable on the date on which Buyer delivers a month-end report pursuant to paragraph 1.4(d) which reflects 1998 EBIT of at least $5,000,000, but in no event more than 60 days after the last day of the month during which the Company achieves 1998 EBIT of at least $5,000,000 (the "1998 DUE DATE").

              (ii) If at any time and from time to time on or after September 30, 1998, the Representative in good faith determines that the Sellers are entitled to additional consideration pursuant to this paragraph (b), but that the Buyer's month-end reports have failed to reflect the Company's achievement of 1998 EBIT of $5,000,000, the Representative shall deliver to the Buyer written notice to that effect (a "1998 NOTICE"). Promptly, but in no event more than 45 days, after receipt of such 1998 Notice, Buyer shall cause to be prepared and delivered to the Representative a draft statement of income prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices and procedures used in the preparation of the 1996 Financial Statements (the "1998 STATEMENT"), and which sets forth the Company's EBIT (as defined below) for the elapsed portion of the 1998 Measuring Period ("1998 EBIT"). The 1998 Statement shall be accompanied by a certificate, signed by an officer of Parent, stating that such statement is the "1998 Statement" required to be delivered pursuant to this Section 1.4 and that, to the best of such officer's knowledge and belief, such statement has been prepared in accordance with the provisions of this Section 1.4. If the Sellers disagree in any respect with Buyer's calculation of 1998 EBIT as set forth in the 1998 Statement, the Sellers may, within 90 days after delivery of such 1998 Statement deliver a statement to Buyer disagreeing with such calculation and setting forth the Sellers' calculation of such amount.

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

    Any such statement of disagreement shall specifically state and shall only state those items or amounts as to which the Sellers disagree and the basis of such disagreement, and each Seller shall be deemed to have agreed with all other items and amounts contained in the calculation of 1998 EBIT set forth on the 1998 Statement. If the Sellers do not deliver such a statement of disagreement within such 90-day period, the 1998 Statement shall be conclusive and binding on all parties hereto (but, if such 1998 Statement includes a calculation of 1998 EBIT in respect of less than the entire 1998 Measuring Period, such 1998 Statement shall be without prejudice to any subsequent 1998 Statement, disagreements therewith, or the resolution of any such disagreements as provided herein);

              (iii) If a statement of disagreement is delivered pursuant to subparagraph (ii), Buyer and the Representative shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of 1998 EBIT, which amount shall not be less than the amount thereof set forth in the 1998 Statement nor greater than the amount set forth in the Sellers' notice of disagreement. Any such agreement reached shall be conclusive and binding on all parties hereto.

              (iv) If, during such 20-day period, Buyer and the Representative are unable to reach such agreement, they shall promptly thereafter cause the Accounting Firm to review this Agreement, the 1998 Statement, and the Sellers' statement of disagreement, and to make its own calculation of the 1998 EBIT. In making such review and calculation, the Accounting Firm shall consider only those items or amounts in the 1998 Statement as to which the Sellers have disagreed. The Accounting Firm shall deliver to Buyer and the Representative, as promptly as practicable after its retention, a report setting forth its calculation of 1998 EBIT. Such report shall be final and binding upon all parties hereto; PROVIDED that in no event shall the amount of 1998 EBIT be less than the amount thereof set forth in the 1998 Statement nor greater than the amount set forth in the Sellers' notice of disagreement. The cost of such review and report shall be borne by Buyer if the Accounting Firm finally determines that the 1998 EBIT equals or exceeds $5,000,000, and by the Sellers (jointly and severally) if the Accounting Firm finally determines that the 1998 EBIT is less than $5,000,000.

              (v) Buyer and each of the Sellers agree that they will, and agree to cause their respective independent accountants and the Company to, cooperate and assist in the preparation of the 1998 Statement, any statement of disagreement, and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers (including, without limitation, all memoranda, summaries, conclusions, file notes, and analyses supporting, explaining, or forming the basis thereof which are retained by such accountants) and personnel. Buyer and the Sellers and their respective independent accountants desire to act in a spirit of cooperation in assisting each other in the review, audit, and determination of the 1998 Statement. Therefore, as the preferred method of conducting such a review, audit, and preparation of such a statement referred to in this Section, Buyer and the Sellers agree that Buyer's independent accountants will complete their audit and reviews referred to in this

    Section, providing Sellers' independent accountants status updates with respect thereto, and upon completion of the Buyer's independent accountants' work, provide full access to the information referred to above to Sellers' independent accountants. Buyer and its independent accountants shall provide the Sellers and their independent accountants a schedule of the timing of fieldwork and permit Sellers and their independent accountants, at their discretion, to be present during fieldwork and observe any tests, measurements, interviews, or other investigatory events, as determined necessary by the Sellers or their independent accountants, conducted in the course of preparing the 1998 Statement. The Sellers and their independent accountants understand that timing of such tests, measurements, interviews or other investigatory events is subject to change on short notice for numerous reasons (both within and outside the control of the parties), that time is of the essence in the completion of the audit by the Buyer, and that notification to Sellers and their independent accountants of such changes, other than changes in the timing of fieldwork generally, is not required. Sellers' and their accountants' cooperation and assistance, if any, in any activities relating to the preparation of the 1998 Statement shall be without prejudice to Sellers' right to disagree with the 1998 Statement. All costs related to the Sellers' independent accountants' performance under this Section will be paid by the Sellers.

         (c) CALCULATION OF EBIT. As used in this Agreement, "EBIT" means, with respect to any period, the sum of (x) consolidated net income of the Company and its Subsidiaries for such period, PLUS (y) the amount of the provisions for United States and Canadian federal, provincial, state and local Income Taxes (including, without limitation, the Michigan Single Business Tax and the Canadian federal and provincial capital tax) reflected in the consolidated net income of the Company and its Subsidiaries for such period, PLUS (z) the amount of interest expense for indebtedness for borrowed money (including capitalized leases) reflected in the consolidated net income of the Company and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices and procedures used in the preparation of the 1996 Financial Statements. Notwithstanding the foregoing, and whether or not permitted by generally accepted accounting principles:

              (i) EBIT shall not be affected by any "purchase accounting" adjustments made as a result of the transactions contemplated hereby;

              (ii) EBIT shall not include any intercompany general overhead, general administrative, general headquarters, or general home office expenses (other than expenses specifically relating to the Company or any of its Subsidiaries, but only to the extent such expenses are incurred to replace services provided to or by the Company and its Subsidiaries prior to the Closing Date (including, without limitation, expenses relating to legal or accounting (including general, audit, and tax accounting) services, insurance coverage, or employee benefit plans) and in amounts not greater than the historical costs of such services to the Company and its Subsidiaries and the respective predecessors thereof) allocated to the Company or any of its Subsidiaries by Buyer or Parent or their Affiliates;

              (iii) EBIT shall not include expenses for any services provided to the Company or any of its Subsidiaries by Buyer, Parent or their Affiliates except to the extent permitted under paragraph (ii);

              (iv) in the event that the Company or any of its Subsidiaries enters into a transaction for the sale of goods to Buyer, Parent, or any of their Affiliates, or for the purchase of goods from Buyer, Parent, or any of their Affiliates, EBIT shall include expenses and revenues from the manufacture and sale of such goods, or the purchase and use or resale of such goods, respectively, only to the extent such transaction is entered into on terms and conditions commensurate with arm's length transactions;

              (v) EBIT shall not include any amounts paid to TRW Corporation in settlement of the dispute identified in Schedule 4.19 attached hereto;

              (vi) EBIT shall not include any amounts paid after the Closing Date pursuant to the terms of the February 1997 claim settlement under the Ontario Pay Equity Act referenced in Schedule 4.9 attached hereto;

              (vii) EBIT shall not include any extraordinary gains or losses (including any gains or losses on the sale or other disposition of capital equipment);

              (viii) EBIT shall not include any costs or expenses directly relating to any restructuring, reorganization, or plant closing by the Company, or to any action taken by the Company other than in the ordinary course of business in accordance with past practices, where EBIT is reduced by at least $125,000 as a direct result of such action;

              (ix) EBIT shall include only the actual cash cost in respect of any post-retirement health benefits paid during the relevant period; and

              (x) if the Company (A) purchases, exchanges or otherwise acquires any material assets or liabilities other than in the ordinary course of business, or (B) purchases or otherwise acquires any new line of business, product, or technology that is materially different from the businesses, products, and technology engaged in, distributed, or used in the Company's businesses as conducted as of the Closing Date (each of (A) and (B), a "MATERIAL ACQUISITION"), EBIT shall not include any costs, expenses, losses, revenues or gains resulting from such Material Acquisition or the assets, liabilities or business so acquired.

         (d)  COVENANTS OF BUYER.

              (i) Notwithstanding anything herein to the contrary, until December 31, 1997, Buyer shall operate and conduct the business of the Company and its Subsidiaries in the ordinary course of business in accordance with past practices, and the Buyer shall not make any material changes (including, without limitation, unplanned (but not including planned) expenditures, expense increases, or revenue reductions) in the operation of the

    Company's business as conducted as of the Closing Date, PROVIDED that this subparagraph (i) shall not forbid Buyer from (A) making announcements concerning material changes in the operation of the Company's business, so long as such changes are to occur after December 31, 1997, and so long as 1997 EBIT does not include any accrued expenses relating to such changes, or (B) terminating employees of the Company or any of its Subsidiaries and replacing such terminated employees, so long as 1997 EBIT does not include any amount by which the aggregate compensation paid to such employees replacing such terminated employees during the 1997 Measuring Period exceeds the amount that would have been paid to such terminated employees during the 1997 Measuring Period had they not been so terminated;

              (ii) If the corporate form of the Company and its Subsidiaries changes, Buyer shall cause the Company to maintain separate books and records consistent with the Company's past practice for the purposes of calculating EBIT as if the Company and its Subsidiaries had remained in the corporate form in existence immediately following the Closing Date;

              (iii) Buyer agrees that the Company and its Subsidiaries will not at any time prior to the end of the 1998 Measuring Period (or, if earlier, the date of any payment to the Sellers under subparagraph (b) hereof), sell any material portion of its consolidated assets outside the ordinary course of business, without the prior consent of the Representative;

              (iv) Buyer agrees that it will deliver to the Sellers such financial reports, statements and other information concerning the Company and its Subsidiaries as Parent delivers generally to its stockholders or files with the Securities and Exchange Commission;

              (v) Buyer agrees to cause the Company and its Subsidiaries to maintain an accurate logbook of all actions taken with respect to the Company or any of its Subsidiaries of the kinds described in clauses
    (c)(viii) and (x) above, which shall include the financial impact (if known) or the estimated financial impact (if the actual financial impact is unknown) of such actions, and to permit Representative to inspect and copy such logbook; and

              (vi) Buyer shall cause the Company to deliver to Representative within 60 days after the end of each calendar month (A) a report, signed by an officer of the Company, Buyer, or Parent, containing an interim year-to-date income statement with appropriate adjustments to reflect the Company's EBIT (it being understood that (x) such statement shall indicate the months in which there has occurred a 1997 Unforeseen Event Loss or 1998 Unforeseen Event Loss, as applicable, and shall indicate the nature of such loss, and (y) the amounts shown on such statement shall be estimates and will not be audited), and (B) a forecast for monthly earnings for the remainder of the fiscal year in accordance with the Company's current forecasting practices as of immediately prior to the Closing Date.

         (e) NONCOMPLIANCE. In the event of a default by Buyer of any of Buyer's covenants set forth in Section 1.4(d) hereof, Buyer shall have a period of 30 days to cure such default after written notice thereof by Representative; PROVIDED that if under the circumstances then prevailing Buyer cannot reasonably satisfy its obligations under such covenant before the end of such 30-day period, Buyer shall have up to an additional 90 days to cure such default so long as Buyer continues to proceed diligently in good faith to satisfy such obligations; AND PROVIDED FURTHER that if under the circumstances then prevailing Buyer cannot reasonably satisfy its obligations under such covenant before the end of such additional 90-day period, Buyer shall prior to the end of such 90-day period deliver written notice to the Representative setting forth the reasons for Buyer's failure to satisfy its obligations within such period, and after reasonable discussions with the Representative Buyer shall have such additional time to cure such default as is approved by the Representative (which approval shall not be unreasonably withheld). If Buyer fails to cure the default within such 30-day period (or such longer period, if applicable), Representative may seek any remedies it may have at equity, or may request arbitration pursuant to Section 8.5(h) hereof for a determination of such default and an award of appropriate damages.

         1.5 ALLOCATION OF PURCHASE PRICE. All payments of the Purchase Price made by Buyer to Representative pursuant to the provisions of this Article I shall be allocated and distributed by the Representative among the Sellers in accordance with Schedule 1.5 attached hereto (the "DISBURSEMENT OF PURCHASE PRICE BY REPRESENTATIVE SCHEDULE").


                                   ARTICLE II

                              CONDITIONS TO CLOSING

         2.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made pursuant to Sections 3.1(c) or 4.32 hereof);

         (b) The Sellers will have performed and complied with all of the covenants and agreements required to be performed or complied with by them under this Agreement through the Closing;

         (c) There will have been no material adverse change in the businesses, financial condition, operating results, assets, customer, supplier, employee or sales representative relations, or business prospects of the Company or any of its Subsidiaries;

         (d) All third party consents that are required (i) for the consummation of the transactions contemplated hereby, (ii) in order to prevent a breach of or default under or a right of termination or modification of any agreement or lease to which the Company is a party or to which any portion of the property of the Company is subject, or (iii) in order to enable Buyer to prepay on the Closing Date the Company's and its Subsidiaries' outstanding indebtedness for borrowed money without any premium or penalty, will have been obtained on terms reasonably satisfactory to Buyer;

         (e) All payoff letters relating to any indebtedness for borrowed money for which Buyer has notified the Sellers of its intention to repay or prepay on the Closing Date and releases of any and all security interests relating to property of the Company and its Subsidiaries will have been obtained, all on terms reasonably satisfactory to Buyer;

         (f) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended and including the rules and regulations promulgated thereunder, the "HSR ACT") shall have expired or otherwise been terminated, and all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby and the continuation of the operation of the Company's and its Subsidiaries' businesses will have been duly made and obtained on terms reasonably satisfactory to Buyer;

         (g) No action or proceeding before any court or government body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, or might adversely affect the right of Buyer to own, operate or control the Company, and no notice will have been received regarding any investigation, or other conditions or events, that could result in any such action or proceeding being pending or threatened;

         (h) Parent will have amended and restated its existing bank agreement with its senior lenders, on terms and conditions satisfactory to Buyer, in order to provide Buyer with sufficient proceeds to consummate the transactions contemplated hereby and to finance as necessary the continuing operations of the Company after the Closing Date;

         (i) Buyer will have received an estoppel letter in form and content reasonably acceptable to Buyer with respect to each parcel of Leased Real Property;

         (j) If required by Buyer's or Parent's lenders, Buyer will have received a non-disturbance agreement in form and content acceptable to such lenders from each Person encumbering each parcel of Leased Real Property;

         (k) Buyer shall have received resignations and releases, effective as of the Closing Date, of each director and each officer who is not (and after the Closing Date will not be) an employee of the Company or its Subsidiaries, other than those whom the Buyer shall have specified in writing at least 5 business days prior to the Closing Date;

         (l) Buyer will have received a certification issued by the Company pursuant to Treasury Regulation Section 1.897-2 to the effect that neither the Company nor any of its Subsidiaries is a "United Sates real property holding corporation" as defined in Section 897 of the Code;

         (m) Buyer will have received from Dean & Fulkerson, P.C., counsel for the Sellers, an opinion with respect to the matters set forth in EXHIBIT A attached hereto, which opinion shall be addressed to Buyer, dated the Closing Date, and in form and substance reasonably satisfactory to Buyer and its counsel;

         (n) Proctor & Redfern shall have, in accordance with its scope of work plan delivered to the Buyer prior to the date hereof and pursuant to and in compliance with the terms of the Tamco Agreement (as defined below), completed its environmental testing and investigation concerning the real property now or previously owned or leased by the Company's Subsidiaries and their respective predecessors; Proctor & Redfern shall have delivered to the Company a clean-up report, addressed to the Company, detailing its proposals for corrective or remediating action to be taken with respect to such properties; and the Sellers shall have delivered or caused the Company to deliver a true and correct copy of such clean-up report to Buyer;

         (o) Buyer, Sellers, and their respective environmental representatives shall have met to determine in good faith whether additional testing and investigation is required with respect to the drywells located on the Company's real property located in Brantford; and if the parties determine in good faith that such additional testing and investigation is required, such additional testing and investigation shall (at Seller's sole cost) have been been completed, and arrangements or agreements satisfactory to Buyer shall have been made such that Buyer Parties (as defined below) shall be held harmless against any liabilities arising out of or relating to such drywells;

         (p) Sellers shall have delivered Schedule 4.30-3 (the "MAJOR START-UP SCHEDULE") to Buyer, setting forth the major start-up programs of the Company's customers which are expected to commence within the 24-month period following the Closing Date and which are incorporated into the Company's current earnings projections, the month in which each such program is scheduled to commence, and projected monthly revenues from each such project during the 24-month period following the Closing Date, and such schedule shall be reasonably satisfactory to Buyer;

         (q) On or prior to the Closing Date, the Representative will have delivered to Buyer all of the following:

              A. A certificate from the Sellers, dated the Closing Date, stating that the preconditions specified in Sections 2.1(a) through (e), and (g), inclusive, have been satisfied;

              B. Copies of all third party and governmental consents, approvals, and filings required in connection with the consummation of the transactions hereunder;

              C. Certified copies of the resolutions duly adopted by each corporate Seller's respective board of directors and shareholders authorizing such Seller's execution, delivery and performance of this Agreement and the transactions contemplated hereby;

              D. Certified copies of the resolutions duly adopted by the Company's board of directors and shareholders authorizing the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

              E. Such other documents or instruments as Buyer or its title company reasonably requests or as may be required by any lender to Buyer or Parent in connection with this Agreement to effect the transactions contemplated hereby; and

         (r) All proceedings to be taken by any of the Sellers and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by any of the Sellers to effect the transactions contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer.

Any condition specified in this Section 2.1 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer.

         2.2 CONDITIONS TO THE SELLERS' OBLIGATIONS. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article V hereof will be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made pursuant to Section 3.3(a) or 5.6 hereof);

         (b) Buyer will have performed or complied with all of the covenants and agreements required to be performed or complied with by it under this Agreement through the Closing;

         (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms reasonably satisfactory to the Sellers;

         (d) No action or proceeding before any court or government body will be pending or threatened wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded and no notice will have been received regarding any investigation, or other conditions or events, that could result in any such action or proceeding being pending or threatened;

         (e) Parent shall have delivered to the Sellers its irrevocable corporate guarantee, in form and substance as set forth in EXHIBIT C attached hereto (the "PARENT GUARANTEE"), guaranteeing the performance of Buyer's obligations under this Agreement;

         (f) Sellers shall have received from Kirkland & Ellis, counsel for the Buyer, an opinion with respect to the matters set forth in EXHIBIT B attached hereto, which opinion shall be addressed to the Sellers, dated the Closing Date, and in form and substance reasonably satisfactory to the Sellers and their counsel;

         (g) On or prior to the Closing Date, Buyer will have delivered to Representative all of the following:

              A. a certificate from Buyer, dated the Closing Date, stating that the preconditions specified in Sections 2.2(a) through (d) above, inclusive, have been satisfied;

              B. certified copies of the resolutions duly adopted by Buyer's board of directors and shareholders authorizing Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby;

              C. certified copies of the resolutions duly adopted by Parent's board of directors authorizing Parent's execution, delivery and performance of the Parent Guarantee; and

              D. such other documents or instruments as the Representative reasonably requests to effect the transactions contemplated hereby; and

         (h) All proceedings to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by the Representative will be reasonably satisfactory in form and substance to the Representative.

         Any condition specified in this Section 2.2 may be waived by the Representative, provided that no such waiver will be effective unless it is set forth in a writing executed by Representative (which written waiver shall be effective against each of the Sellers).

                                   ARTICLE III

                        COVENANTS PRIOR TO THE CLOSING DATE

    3.1 AFFIRMATIVE COVENANTS OF THE SELLERS AND THE COMPANY. Prior to the Closing Date, unless Buyer otherwise agrees in writing, each of the Sellers and the Company covenant and agree as follows:

         (a) The Sellers will cause the Company and its Subsidiaries to, and the Company will, conduct its business in the ordinary course of business consistent with past custom and practice. Without limiting the generality of the foregoing, the Sellers will cause the Company and its Subsidiaries to, and the Company will, pay expenses and payables, purchase inventory, perform all maintenance and repairs, collect receivables and continue to fund capital expenditures in amounts adequate to support the business with due regard to changes in the business, in each case, in the ordinary course of business in accordance with past custom and practice;

         (b) The Sellers will, and will cause the Company, its Subsidiaries and their respective officers, directors, employees and agents (including attorneys and accountants) to, subject to the terms of those certain Confidentiality Agreements entered into by and between Parent and the Company (the "CONFIDENTIALITY AGREEMENTS"), permit Parent, Buyer and its and their employees, agents, accounting and legal representatives and lenders and its and their representatives to have reasonable access at reasonable times to the Company's and its Subsidiaries' books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of the Company and its Subsidiaries, wherever located;

         (c) The Company and each Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in Article IV hereof or any breach of any covenant hereunder by any Seller or the Company;

         (d) The Sellers will, and will cause the Company and its Subsidiaries to, and the Company will, cooperate with Buyer and use their reasonable best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated hereby and to cause the other conditions to Buyer's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered); PROVIDED, that, notwithstanding the foregoing, the Sellers will provide copies of all documentation (other than the Notification and Report Form required by the HSR Act) necessary to comply with this Section 3.1(d) to Buyer for its review and approval prior to submitting such documentation to the appropriate Persons; and

         (e) The Sellers will cause the Company and its Subsidiaries to, and the Company will, terminate all of the agreements, contracts, commitments and transactions described on the AFFILIATE TRANSACTIONS SCHEDULE, except for those agreements, contracts, commitments and transactions set forth on Schedule 3.1(e) (the "CONTINUING INSIDER ARRANGEMENTS").

         (f) The Sellers will use reasonable best efforts to take all actions necessary, and to cause the Company and its Subsidiaries to, subject to the proviso contained in Section 3.1(d), take all actions necessary, to consummate the transactions contemplated by this Agreement.

    3.2 NEGATIVE COVENANTS OF THE SELLERS AND THE COMPANY. Prior to the Closing, without Buyer's prior written consent, the Sellers will not, and will cause the Company and its Subsidiaries not to, and the Company will not, take any action that would require disclosure under Section 4.9 of this Agreement if such action had occurred immediately prior to the signing of this Agreement.

    3.3  COVENANTS OF BUYER.  Prior to the Closing, Buyer will:

         (a) promptly (once it has knowledge thereof) inform the Representative in writing of any variances from the representations and warranties contained in Article V hereof or any breach of any covenant hereunder by Buyer; and

         (b) cooperate with the Sellers and use its reasonable best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated hereby and to cause the other conditions to the Sellers' obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered).


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES
                      CONCERNING THE SELLERS

         As a material inducement to Buyer to enter into this Agreement, the Sellers jointly and severally hereby represent and warrant to Buyer:

    4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. All such jurisdictions in which the Company and its Subsidiaries are qualified are set forth on Schedule 4.1 attached hereto (the "QUALIFICATIONS SCHEDULE"). The Company and its Subsidiaries have full corporate power and authority to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted. The copies of each of the Company's and its Subsidiaries' certificate of incorporation and by-laws which have been furnished to Buyer reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books containing the records of meetings of the shareholders and board of directors, the stock certificate books and the stock record books of each of the Company and its Subsidiaries are correct and complete. Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its respective certificates of incorporations or by-laws.

    4.2 AUTHORIZATION OF TRANSACTIONS. The Company has full corporate power and authority to execute and deliver this Agreement, the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. Each of the Sellers and the board of directors of the Company has duly approved this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company or any corporate Seller are necessary to approve and authorize the execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which the Company or any Seller is a party have been duly executed and delivered by each such Person party thereto, and each such agreement is a valid and binding obligation of each such Person party thereto, enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

    4.3 CAPITALIZATION. The authorized and issued capital stock of the Company and each of its Subsidiaries is accurately described in Schedule 4.3 (the "CAPITALIZATION SCHEDULE") attached hereto. All of the issued shares described in Schedule 4.3 are issued and outstanding and are owned of record and beneficially by the Sellers, the Company or its Subsidiaries as set forth opposite their names on Schedule 4.3, which on the Closing Date will be free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions (including transfer restrictions) whatsoever, except as described on Schedule 4.3. All of the outstanding capital stock of the Company and its Subsidiaries has been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries and is validly issued, fully paid and nonassessable. There are no rights, outstanding commitments, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or securities or obligations of any kind convertible into or exchangeable or exercisable for any shares of capital stock of the Company or its Subsidiaries, except pursuant to this Agreement. As of the close of business on the Closing Date, Buyer shall own 100% of the issued and outstanding capital stock of the Company free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions (including transfer restrictions) whatsoever. Except as set forth on Schedule 4.3, no shares of the capital stock of the Company or its Subsidiaries are reserved for any purpose; there are no preemptive or similar rights with respect to the issuance, sale or other transfer (whether present, past or future) of the capital stock of the Company or its Subsidiaries and there are no agreements or other obligations (contingent or otherwise) which may require the Company or its Subsidiaries to issue, repurchase or otherwise acquire any shares of its capital stock or any of its other securities of any kind.

    4.4 SUBSIDIARIES; INVESTMENTS. Schedule 4.4 attached hereto (the "SUBSIDIARY SCHEDULE") correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Except as set forth on Schedule 4.4, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest, joint venture interest or other security or interest in any other Person, except for cash and cash equivalents. "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

    4.5  ABSENCE OF CONFLICTS.  Except as set forth on the attached Schedule
4.5 (the "CONFLICTS SCHEDULE"), the execution, delivery and performance by the Company and the Sellers of this Agreement and the other agreements contemplated hereby to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and shall not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under,
(iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, (v) result in the creation of any lien upon any of the assets of the Company or any of its Subsidiaries or (vi) require any authorization, consent, approval, license, permit, exemption or other action by or notice to or filing with any court or other governmental entity, under the provisions of the Company's or any of its Subsidiaries' constituent documents or any agreement, contract, instrument, lease, commitment, license, guaranty, or other business arrangement or understanding, or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of an arbitrator or governmental entity.

    4.6  FINANCIAL STATEMENTS; PROJECTIONS AND PROFORMA FINANCIAL STATEMENTS.

         (a) The Company has furnished Buyer with copies of (i) a draft of (and on or prior to the Closing Date will have furnished to Buyer a final copy of) the Company's audited consolidated balance sheet as of December 31, 1996 (the "LATEST BALANCE SHEET") and the related other consolidated financial statements for the period from inception (June 30, 1996) to December 31, 1996 (collectively with the Latest Balance Sheet, the "1996 FINANCIAL STATEMENTS"), the draft of which is attached hereto as SCHEDULE 4.6(a)-1, (ii) audited consolidated financial statements of Tamco Limited for the fiscal year ended December 31, 1995, and (iii) audited consolidated financial statements (and supplemental schedules) for GEL, Inc., for the fiscal years ended December 31, 1995 and 1994. The 1996 Financial Statements (including the notes thereto) are correct and complete, are consistent with the Company's books and records (which, in turn, are correct and complete), present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the time and for the period referred to therein, and except as set forth on SCHEDULE 4.6(a)-2 attached hereto (the "EXCEPTIONS TO GAAP SCHEDULE") have been prepared in accordance with generally accepted accounting principles.

         (b) Attached hereto as Schedule 4.6(b) (the "PROJECTIONS SCHEDULE") is a true and complete copy of the latest projections of the consolidated income of the Company and its Subsidiaries for the fiscal years ending December 31, 1997, 1998, and 1999.

    4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any obligation or liability (whether accrued or unaccrued, whether absolute or contingent, whether liquidated or unliquidated, whether known or unknown, whether due or to become due) arising out of or related to events, transactions, occurrences, facts, circumstances, actions or inactions on or prior to the Closing Date, except (a) obligations under contracts or commitments described in Schedule 4.17 or under contracts and commitments which are not required to be disclosed thereon due solely to the specific dollar thresholds and other requirements contained in Schedule 4.17 (but excluding any obligation arising out of or in connection with any breach or default thereof), (b) liabilities reflected on the Latest Balance Sheet, (c) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement, or violation of law or any action, suit or proceeding (including, without limitation, any clean-up obligation or liability for personal injury or property damage under any Environmental Requirements (as defined in Section 4.13))), and (d) liabilities otherwise expressly disclosed in this Agreement or the Schedules attached hereto.

    4.8  ABSENCE OF MATERIAL ADVERSE CHANGE.  Except as set forth in Schedule
4.8 attached hereto (the "MATERIAL ADVERSE CHANGE SCHEDULE"), since December 31, 1996, there has been no material adverse change in the businesses, financial condition, operating results, assets, or customer, supplier, employee or sales representative relations, or business prospects of the Company or any of its Subsidiaries.

    4.9 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth in Schedule 4.9 attached hereto (the "DEVELOPMENTS SCHEDULE") and except as expressly contemplated by this Agreement, since December 31, 1996, neither the Company nor any of its Subsidiaries has:

         (a) redeemed or repurchased, directly or indirectly, any shares of capital stock or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock;

         (b) issued, sold or transferred any notes, bonds or other debt securities or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or its Subsidiaries;

         (c) borrowed any amount or incurred or become subject to any liabilities, except trade payables and accrued liabilities incurred in the ordinary course of business;

         (d) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of its properties or assets;

         (e) sold, leased, licensed (as licensor), assigned, disposed of or transferred (including without limitation transfers to the Sellers or any employees or affiliates of the Company) any of its assets (whether tangible or intangible), except for (x) transfers of cash and sales of inventory in the ordinary course of business, and (y) sales of assets in the ordinary course of business and not in excess of $100,000 in the aggregate;

         (f) disclosed any proprietary confidential information to any competitor under circumstances which would have a material adverse effect on the Company or any of its Subsidiaries;

         (g) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past custom and practice (other than waivers of rights of value in the ordinary course of business, where such rights involve less than $100,000);

         (h) suffered any theft, damage, destruction or casualty loss in excess of $100,000, to its assets, whether or not covered by insurance;

         (i) entered into, amended, accelerated or terminated any lease, license, contract, agreement or commitment, taken any other action or entered into any other transaction involving more than $100,000, or entered into any transaction with any insider (as defined in Section 4.26);

         (j) made or granted any bonus or any wage, salary or compensation increase in excess of $25,000 per year to any director, officer, employee or sales representative, or consultant or amended, modified or terminated any Plan (as defined in Section 4.23) or any Canadian Employee Plan (as defined in
Section 4.32), other than in the usual and ordinary course of business and in accordance with past custom and practice;

         (k) incurred intercompany charges or conducted its collection of receivables or inventory purchases, in each case other than in the usual and ordinary course of business and in accordance with past custom and practice;

         (l) made any capital expenditures or commitments therefor that aggregate in excess of $500,000;

         (m) delayed or postponed the repair and maintenance of its properties or the payment of accounts payable, accrued liabilities and other obligations and liabilities, in each case other than in the usual and ordinary course of business consistent with past custom and practice;

         (n) made loans or advances (other than for business travel) to, guarantees for the benefit of, or any investments in, any Persons in excess of $10,000 in the aggregate;

         (o) made any loan or other payment to any insider, other than in the ordinary course of business pursuant to pre-existing contractual arrangements set forth on Schedule 4.26;

         (p) instituted or settled any claim or lawsuit involving equitable or injunctive relief or more than $25,000 in the aggregate; or

         (q)  committed to do any of the foregoing.

    4.10 REAL PROPERTY.

         (a) The real estate leases and subleases (the "LEASED REAL PROPERTY") described on Schedule 4.10(a) attached hereto (the "LEASES SCHEDULE") are in full force and effect, and either the Company or one of its Subsidiaries holds a valid and existing leasehold interest under each of such leases or subleases for the term set forth in Schedule 4.10(a). The leases and subleases described in
Schedule 4.10(a) constitute all of the leases and subleases under which the Company and its Subsidiaries hold leasehold or subleasehold interests in real estate. The Company has delivered to Buyer complete and accurate copies of each of the leases or subleases described in Schedule 4.10(a). With respect to each lease and sublease listed on Schedule 4.10(a), except as set forth on the Leases
Schedule: (i) the lease or sublease is legal, valid, binding, enforceable in accordance with its terms and in full force and effect; (ii) neither the Company, any of its Subsidiaries nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease; and (iii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

         (b) Schedule 4.10(b) attached hereto (the "OWNED PROPERTY SCHEDULE") lists and describes briefly all real property owned by any of the Company and its Subsidiaries (the "OWNED REAL PROPERTY"). With respect to each parcel of real property listed on the Owned Property Schedule: (i) either the Company or its Subsidiaries has good and marketable title to the parcel of real property, free and clear of all mortgages, pledges, security interests, encumbrances, charges or other liens, easements and other restrictions, other than
(A) installments of special assessments not yet delinquent and (B) recorded easements, covenants and restrictions which do not impair the current use, occupancy or the marketability of title, of the property subject thereto;
(ii) there are no (A) pending or, to the knowledge of any Seller or any of the Company and its Subsidiaries, threatened condemnation proceedings relating to the property or (B) other matters affecting adversely the current use or occupancy thereof; (iii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; (iv) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; (v) there are no parties (other than the Company and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in
Schedule 4.10(b) who are in possession of space to which they are entitled;
(vi) and all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property.

         (c) There are no pending or, to the knowledge of any officer or director of the Company or its Subsidiaries, threatened condemnation proceedings, litigation or administrative actions relating to the Company's or its Subsidiaries' Leased Real Property.

    4.11 TANGIBLE ASSETS. The assets owned or leased by the Company or its Subsidiaries include all buildings, machinery, equipment, and other tangible assets that are necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted, and all assets employed in the conduct of the business of the Company and its Subsidiaries (which are all the tangible assets necessary to conduct such business as presently conducted) are, subject to normal wear and tear, in adequate operating condition.

    4.12 TITLE TO PERSONAL PROPERTY. Either the Company or one of its Subsidiaries has good title to, or a valid leasehold interest in, all personal property used in connection with the operation of the business of the Company or its Subsidiaries, free and clear of all mortgages, pledges, security interests, encumbrances, charges or other liens, except (a) as set forth in Schedule 4.12 attached hereto (the "ENCUMBRANCES SCHEDULE") and (b) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and in respect of which adequate reserves under GAAP have been established.

    4.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.13 (the "ENVIRONMENTAL SCHEDULE") attached hereto and the environmental reports identified on such schedule:

         (a) Each of the Company, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental Requirements.

         (b) Without limiting the generality of the foregoing, each of the Company, its Subsidiaries and their respective predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses, consents, approvals, registrations and other authorizations that are required pursuant to Environmental Requirements for the occupation of its facilities and the operation of its business.

         (c) None of the Sellers, the Company, its Subsidiaries or their respective predecessors or Affiliates has received any notice, report or information regarding any actual or alleged violation of Environmental Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental Requirements.

         (d) None of the following exists at any property owned or occupied by the Company or its Subsidiaries:

              (i)   Underground storage tanks;

              (ii)  Asbestos-containing material in any form or condition;

              (iii) Materials or equipment containing polychlorinated biphenyls; or

              (iv) Landfills, surface impoundments, incinerators, or disposal areas.

         (e) None of the Company, its Subsidiaries, or (to the knowledge of the Sellers) their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, had management, charge, or control over, owned, caused or permitted the discharge of or released any substance, including without limitation any hazardous substance, or owned, operated, occupied or had management, charge, or control over any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), the Environmental Protection Act (Ontario), the Ontario Water Resources Act, the Fisheries Act (Canada), the Canadian Environmental Protection Act, or any other Environmental Requirements.

         (f) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or its Subsidiaries will prevent, hinder or limit continued compliance with Environmental Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

         (g) Neither this Agreement nor the transaction that is the subject of this Agreement imposes any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Requirements.

         (h) Neither the Company, its Subsidiaries nor any of their respective predecessors or Affiliates has either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other person relating to Environmental Requirements.

         (i) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

         (j) No environmental audit, assessment, study, report or other information relating to the environmental matters relevant to the Company, its Subsidiaries or their respective predecessors or Affiliates is in the possession of or under the control of the Sellers or the Company or any of its Subsidiaries.

         (k) As used in this Agreement, the following terms shall have the following respective meanings:

              (i) "ENVIRONMENTAL REQUIREMENTS" shall mean all international, federal, provincial, state, municipal, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning environmental public health and safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, urea formaldehyde foam insulation, ozone depleting substances, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

              (ii) "ENVIRONMENTAL LIEN" shall mean a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company or any of its Subsidiaries or Sellers, arising under Environmental Requirements.

    4.14 ACCOUNTS RECEIVABLE. All of the notes and accounts receivable of the Company and its Subsidiaries on the Closing Date will be valid receivables. Except as disclosed on Schedule 4.14 attached hereto, as of the Closing Date, no Person will have any lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment will have been made with respect to any such receivables other than in the ordinary course of business.

    4.15 INVENTORY. The inventories of the Company and its Subsidiaries are, and the inventories of the Company and its Subsidiaries on the Closing Date will be, reflected at the lower of original cost or market value in accordance with GAAP, applied consistently with the 1996 Financial Statements. The inventories of the Company and its Subsidiaries on the Closing Date will, net of reserves applicable thereto, consist of a quantity and quality sufficient to continue the conduct of the Company's and its Subsidiaries' business in the ordinary course.

    4.16 TAXES.

         (a) The Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company and each of its Subsidiaries have been paid. The Company and each of its Subsidiaries has properly withheld and paid all Taxes which such person was required to withhold from amounts paid to employees, foreign persons or other persons. No Taxes have been incurred since the date of the Latest Balance Sheet other than in the ordinary course of business. All Taxes accrued but not yet due are accrued on the Company's financial statements.

         (b) Except as set forth in Schedule 4.16 attached hereto (the "TAXES SCHEDULE"):

              (i) neither the Company nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;

              (ii) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to any Seller's or any of the Company's or its Subsidiaries' knowledge, threatened against or with respect to the Company or any of its Subsidiaries;

              (iii) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction;

              (iv) neither the Company nor any of its Subsidiaries has made any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

              (v) neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) as a result of any "closing agreement," as described in Code
    Section 7121 (or any corresponding provision of state, local or foreign income Tax law) entered into on or prior to the Closing Date, (C) as a result of any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation Sections 1.1502-19 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), (D) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, and (E) as a result of any prepaid amount received on or prior to the Closing Date;

              (vi) neither the Company nor any of its Subsidiaries has any obligation or liability for the payment of Taxes of any other Person, including but not limited to the following, a liability of the Company for the payment of any Tax arising (A) as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto), (B) as a result from any expressed or implied obligation to indemnify another person, and (C) as a result from the Company assuming or succeeding to the Tax liability of any other person as a successor, transferee or otherwise;

              (vii) neither the Company nor any of its Subsidiaries has made any payment, or is or will become obligated (under any contract entered into on or before the Closing Date) to make any payment, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law);

              (viii) none of the property owned or used by the Company or its Subsidiaries is subject to a lease, other than a "true" lease for federal income tax purposes; and

              (ix) Buyer will not be required to deduct and withhold any amount with respect to Taxes pursuant to Section 1445(a) of the Code or otherwise upon or giving effect to the consummation of the transactions contemplated hereby.

         (c) Schedule 4.16 contains a list of states, territories and jurisdictions (whether foreign or domestic) in which, to the knowledge of the Sellers, the Company or any of its Subsidiaries is required to file Tax Returns relating to income Taxes of the Company or any of its Subsidiaries.

         (d) As used in this Agreement, the following terms shall have the following respective meanings.

              (i)  "AFFILIATED GROUP" means an affiliated group as defined in
    Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any of its Subsidiaries is or has been a member.

              (ii) "TAX" means any (A) federal, state, provincial, local or foreign income, capital gains, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, goods and services, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, withholding, environmental, customs, duties, real property, personal property, capital stock, large corporations, social security, unemployment, disability, payroll, license, employee or other withholding or source deduction, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of the Company or its Subsidiaries for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of the Company or any Subsidiary for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person;

              (iii) "TAX RETURNS" means returns, declarations, reports, notices, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

    4.17 CONTRACTS AND COMMITMENTS.

         (a) Except as specifically contemplated by this Agreement and except as set forth in Schedule 4.17 attached hereto (the "CONTRACTS SCHEDULE") neither the Company nor any of its Subsidiaries is a party to or bound by, whether written or oral, any: (i) collective bargaining agreement or contract with any labor union; (ii) management agreement or other contract for the employment of any officer, partner, individual employee or other person on a full time, part-time or consulting basis or providing for the payment of any cash or other compensation or benefits upon the sale of all or a material portion of the assets of the Company or any Subsidiary thereof or a change of control (other than at-will employment agreements with its employees which do not commit the Company or any of its Subsidiaries to severance, termination or other similar payments); (iii) agreement or indenture under which the Company or its Subsidiaries has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, or created or suffered to exist a security interest, pledge or other lien on any of its assets;
(iv) contract, including, but not limited to, purchase orders, for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year (except if such contracts do not involve a sum in excess of $500,000 annually) or involves a sum in excess of $1,000,000; (v) contract not terminable by it upon 30 days or less notice without premiums or penalties (except if such contracts do not involve a sum in excess of $250,000 per year), (vi) contract which prohibits it from freely engaging in business anywhere in the world; (vii) contract relating to the distribution, marketing or sales of its products; (viii) franchise or license agreements; (ix) power of attorney; (x) agreement or contract relating to the acquisition or sale of the business (or any material portion thereof); or
(xi) other agreement material to it whether or not entered into in the ordinary course of business.

         (b) With respect to each of the Company's and its Subsidiaries' agreements and contracts required to be disclosed on Schedule 4.17 or any other Schedule hereto: (i) such agreement or contract is legal, valid, binding, and enforceable in accordance with its terms (except as enforceability thereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies), and is in full force and effect; (ii) neither the Company nor its Subsidiaries is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or its Subsidiaries or permit any third party to terminate, modify, or accelerate, such agreement or contract; (iii) neither the Company nor its Subsidiaries has repudiated any provision of such agreement, contract or arrangement; (iv) to the best of the Company's and its Subsidiaries' knowledge, no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by such third party or permit the Company or its Subsidiaries to terminate, modify, or accelerate, such agreement, contract or arrangement; (v) neither the Company nor its Subsidiaries has any present expectation or intention of not fully performing any obligation on its part to be performed pursuant to any such agreement or contract; (vi) neither the Company nor its Subsidiaries has any knowledge of any breach or anticipated breach by any other party to any such agreement or contract; (vii) to the knowledge of Sellers, no unfilled customer order or commitment obligating the Company or any of its Subsidiaries to process, manufacture or deliver products or perform services will result in a material loss to the Company or any of its Subsidiaries upon completion of performance, and (viii) to the knowledge of Sellers, with respect to verbal or written contracts for which the Company's or its Subsidiaries' payments or receipts are presently anticipated to exceed $250,000 neither the Company nor any of its Subsidiaries is obligated to purchase any property or services at a price greater than prevailing market price, sell any property or services at a price less than prevailing market price, pay rentals or royalties at a rate greater than the prevailing market price, or act as lessor or licensor at a rate less than the prevailing market price.

         (c) The Company has provided Buyer with a true and correct copy of all written contracts which are referred to on Schedule 4.17, together with all amendments, waivers or other changes thereto. Schedule 4.17 contains an accurate and complete description of all material terms of all oral contracts referred to therein.

    4.18 INTELLECTUAL PROPERTY RIGHTS.

         (a) "INTELLECTUAL PROPERTY RIGHTS" shall mean all of the following owned by, issued to or licensed to, the Company or its Subsidiaries: patents, patent applications, patent disclosures and inventions (whether or not patentable or reduced to practice) and any reissue, continuation, continuation-in-part, division, revision, extension or reexamination thereof; trademarks, service marks, trade dress, logos, trade names and corporate names and all goodwill associated therewith; registered or unregistered copyrights, and copyrightable works; and all registrations, applications and renewals for any of the foregoing; other intellectual property rights; licenses or other agreements to or from third parties regarding the foregoing; in each case including, without limitation, the items set forth on Schedule 4.18 attached hereto (the "INTELLECTUAL PROPERTY RIGHTS SCHEDULE").

         (b) The Intellectual Property Rights set forth on the INTELLECTUAL PROPERTY RIGHTS SCHEDULE comprise all of the intellectual property rights necessary for the operation of the Company's and its Subsidiaries' businesses as currently conducted. The INTELLECTUAL PROPERTY RIGHTS SCHEDULE sets forth a complete and correct list of all: (i) patented or registered Intellectual Property Rights and all pending patent applications or other applications for registration of Intellectual Property Rights; (ii) trade names and service marks used by the Company or any of its Subsidiaries; and (iii) all licenses or similar agreements or arrangements to which the Company or any of its Subsidiaries is a party either as licensee or licensor for the Intellectual Property Rights.

         (c)  Except as set forth on the INTELLECTUAL PROPERTY RIGHTS SCHEDULE,
(i) the Company or one of its Subsidiaries owns and possesses all right, title and interest in and to, or has a valid, enforceable and effective license to use, the Intellectual Property Rights free and clear of all liens, licenses and other encumbrances, and to the knowledge of any of the Sellers, the Company, or its Subsidiaries, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights has been made, is currently outstanding or is threatened; (ii) to the knowledge of any of the Sellers, the Company, or its Subsidiaries, all of the Intellectual Property Rights are valid and enforceable and none of the Intellectual Property Rights have been misused; (iii) to the knowledge of any of the Sellers, the Company, or its Subsidiaries, no loss (other than as a result of statutory expiration) of any of the Intellectual Property Rights is threatened, pending or reasonably foreseeable; (iv) to the knowledge of the any of the Sellers, the Company, or its Subsidiaries, no third party has infringed, misappropriated or otherwise conflicted with any of the Intellectual Property Rights and none of the Sellers, the Company nor its Subsidiaries are aware of any facts that indicate a likelihood of any of the foregoing; and (v) neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with any intellectual property rights or other rights of any third parties, none of the Sellers or the Company or any of its Subsidiaries is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company's and the Subsidiaries' businesses as currently conducted or as currently proposed to be conducted, and none of the Sellers or the Company or any of its Subsidiaries have received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any intellectual property rights from any third party).

         (d) All of the Intellectual Property Rights identified on the INTELLECTUAL PROPERTY RIGHTS SCHEDULE are or will be owned by, or properly assigned or licensed from a third party to, the Company or one of its Subsidiaries at the time of the Closing. The transactions contemplated by this Agreement will have no material adverse effect on the Company's or its Subsidiaries' right, title and interest in and to the Intellectual Property Rights set forth on the INTELLECTUAL PROPERTY RIGHTS SCHEDULE. The Company and each of its Subsidiaries will use best efforts to maintain the Intellectual Property Rights set forth on the INTELLECTUAL PROPERTY RIGHTS SCHEDULE prior to the Closing so as to not materially adversely affect the validity or enforcement of such Intellectual Property Rights.

    4.19 LITIGATION; PROCEEDINGS. Except as set forth in Schedule 4.19 attached hereto (the "LITIGATION SCHEDULE"), there are no actions, suits, proceedings, orders or investigations pending or, to the Sellers' and the Company's and its Subsidiaries' knowledge, threatened against or affecting the Company or its Subsidiaries at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis known to the Sellers for any of the foregoing. Except as set forth on
Schedule 4.19, neither the Company nor any of its Subsidiaries has received any opinion or legal advice in writing to the effect that the Company or any of its Subsidiaries is exposed from a legal standpoint to any liability or disadvantage which may be material to the Company's or any of its Subsidiaries' business as previously or presently conducted or business prospects.

    4.20 BROKERAGE. Except as set forth in Schedule 4.20 attached hereto (the "BROKERAGE SCHEDULE"), which compensation is the sole responsibility of the Sellers, there are no claims for brokerage commissions, finders fees' or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company or any of its Subsidiaries.

    4.21 GOVERNMENTAL LICENSES AND PERMITS. Schedule 4.21 attached hereto (the "LICENSES SCHEDULE") sets forth permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights (collectively, the "GOVERNMENT LICENSES") owned or possessed by the Company or its Subsidiaries or used by the Company or its Subsidiaries in the conduct of their business. Except as indicated on the LICENSES SCHEDULE and the ENVIRONMENTAL SCHEDULE, (i) the Company and its Subsidiaries own or possess all right, title and interest in and to all of the Government Licenses which are necessary to conduct its businesses as presently constituted and prior to the Closing will use its best efforts to maintain all such Government Licenses, and (ii) the consummation of the transactions contemplated hereby will not require any filings, authorizations or approvals in respect of the Government Licenses. No loss or expiration of any Government License is pending or to the knowledge of any Seller, the Company or any Subsidiary thereof, threatened, other than expiration in accordance with the terms thereof.

    4.22 EMPLOYEES. Except as set forth on Schedule 4.22 attached hereto, to the knowledge of the Sellers and the Company and its Subsidiaries, no key executive employee and no group of employees of the Company or its Subsidiaries has any plans to terminate his, her or its employment with the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable laws relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, pay equity, collective bargaining and the payment of social security and other taxes and (with respect to the Company and each Subsidiary subject to such Act) the Immigration Reform and Control Act of 1986. Neither the Company nor any of its Subsidiaries has experienced any strikes, material grievances, unfair labor practices claims or other material employee disputes and their labor relations are satisfactory.

    4.23 EMPLOYEE BENEFIT PLANS MAINTAINED IN THE UNITED STATES PRIMARILY FOR THE BENEFIT OF UNITED STATES CITIZENS.

         (a) Schedule 4.23 attached hereto (the "U.S. EMPLOYEE BENEFIT PLANS SCHEDULE") contains an accurate and complete list of each Plan, as defined below, which the Company or any of its U.S. Subsidiaries have sponsored, maintained or contributed to at any time during the 6-year period preceding the Closing Date. For purposes of this Section 4.23 and Schedule 4.23, the term "PLAN" shall mean: (i) each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not terminated, but subject to the 6-year-period limitation specified above and (ii) fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA and whether or not funded, including without limitation, stock bonus, deferred compensation, severance, bonus, vacation, and incentive compensation, whether or not terminated, but subject to the 6-year-period limitation specified above.

         (b) Except as provided in Schedule 4.23, neither the Company nor any of its Subsidiaries have sponsored, maintained or contributed to any Plan at any time during the 6-year period preceding the Closing Date which provides health or life insurance benefits to current or future retirees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

         (c) Except as provided in Schedule 4.23, no Plan obligates the Company or its Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of the sale of stock contemplated by this Agreement or solely as a result of a "change in ownership of effective control," as such term is defined in Section 280G of the Code and the regulations thereunder.

         (d) No Plan as defined in Section 4.23(a) above is a "multiemployer plan" as defined in Section 3(37) of ERISA or a Plan maintained by more than one employer within the meaning of Section 413(c) of the Code. No Plan as defined in Section 4.23 above is a pension plan subject to Title IV of ERISA or Section 412 of the Code. With respect to each Plan, all required payments, premiums, contributions, or reimbursements for all periods ending prior to or as of the Closing Date shall have been made. Except with respect to those Plans which by their terms are self-funded or unfunded and are appropriately accounted for on the Latest Balance Sheet in accordance with GAAP, with respect to Plans (as defined in this Section) only, no Plan has any material unfunded liabilities as of the Closing Date.

         (e) Except as disclosed on Schedule 4.23, each Plan and any related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. None of the Sellers nor the Company nor any of its Subsidiaries, nor any trustee or Plan administrator of any Plan, nor other Person has engaged in any transaction with respect to the Plans which could subject the Company or its Subsidiaries, or any trustee or administrator of the Plans, or any party dealing with any Plan, to any tax or penalty imposed by ERISA or the Code. Except as disclosed on
Schedule 4.23(e), no actions, suits or claims with respect to the Plans (other than routine claims for benefits) are pending or threatened and none of the Sellers nor the Company nor any of its Subsidiaries has any knowledge of any facts which could give rise to or be expected to give rise to any such actions, suits or claims.

         (f) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service ("IRS") as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and, except as disclosed on Schedule 4.23, nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

         (g) True, complete and correct copies have been made available to Buyer, to the extent applicable of (i) each Plan, (ii) the two most recent annual reports (Form 5500 series) filed with the IRS (with attachments) for each Plan, if applicable, (iii) the two most recent financial statements of each Plan, if applicable, (iv) all governmental rulings, determinations and opinions (and pending requests for governmental rulings, determinations and opinions), and (vi) the most recent valuation, if any, of the present and future benefit obligations under each Plan that provides post-retirement or post-employment, health or life insurance benefits.

    4.24 INSURANCE. Schedule 4.24 attached hereto (the "INSURANCE SCHEDULE") sets forth the following information with respect to each insurance policy insuring the properties, business or assets of the Company or its Subsidiaries to which the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

         (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

         (b)  the scope, period and amount of coverage; and

         (c) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is a legal, valid, binding and enforceable in accordance with its terms and is in full force and effect; (B) neither the Company nor any of its

Subsidiaries is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or its Subsidiaries or permit the insurer to terminate, modify, or accelerate, such policy; (C) neither the Company nor any of its Subsidiaries has repudiated any provision of such policy; and (D) to the best of the Sellers' and the Company's and its Subsidiaries' knowledge, the insurer is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the insurer or permit the Company or any of its Subsidiaries to terminate, modify, or accelerate, such policy. The INSURANCE SCHEDULE describes any self-insurance arrangements affecting the Company or any of its Subsidiaries.

    4.25 OFFICERS AND DIRECTORS; BANK ACCOUNTS. Schedule 4.25 attached hereto (the "OFFICERS AND DIRECTORS SCHEDULE") lists all officers and directors of the Company and its Subsidiaries and all of the Company's and its Subsidiaries' bank accounts (designating each authorized signatory).

    4.26 AFFILIATE TRANSACTIONS. Except as disclosed on Schedule 4.26 attached hereto (the "AFFILIATE TRANSACTIONS SCHEDULE") no executive officer, director or shareholder of the Company or its Subsidiaries or any Affiliate thereof or any person related by blood or marriage to any such Person in which any such Person owns any beneficial interest (collectively, the "INSIDERS"), is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or which is pertaining to the business of the Company or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or its Subsidiaries. "AFFILIATE" means, in the case of a natural Person, one or more members of a group comprising such Person and such Person's parents or grandparents, his children or grandchildren, his siblings and any spouse of any of the foregoing. In the case of a corporation or other Person which is not a natural Person, the term "AFFILIATE" means a Subsidiary or other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes hereof, "CONTROL" means the power to vote or direct the voting of sufficient securities or other interests to elect a majority of the directors or to control the management of a Person.

    4.27 COMPLIANCE WITH LAWS. The Company and its Subsidiaries and their officers, directors, agents and employees have complied with all applicable laws, regulations (including, without limitation, applicable occupational health and safety laws and regulations) and zoning ordinances of foreign, federal, provincial, state and local governments and all agencies thereof which affect the business, business practices (including, but not limited to, the Company's and its Subsidiaries' marketing, sales and distribution of its products and services) or any owned or leased properties of the Company or its Subsidiaries and to which the Company or its Subsidiaries may be subject, and no claims have been filed against the Company alleging a violation of any such laws or regulations. Neither the Company nor any of its Subsidiaries has given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, insider or any other person in a position to assist or hinder the Company or its Subsidiaries in connection with any actual or proposed transaction.

    4.28 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to Buyer of which any of the Sellers or the Company or any Subsidiary is aware and which affects adversely or could reasonably be anticipated to affect adversely the business, financial condition, operating results, assets, customer, supplier, employee or sales representative relations or business prospects of the Company and its Subsidiaries.

    4.29 PRODUCT AND SERVICE WARRANTY; PRODUCT RECALL. Schedule 4.29-1 attached hereto (the "WARRANTY SCHEDULE") contains copies of the standard terms and conditions of sale for products delivered and services rendered to the extent relating to the business of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). Except as set forth on the attached Schedule 4.29-2 (the "PRODUCT RECALLS SCHEDULE") during the past three years there have been no product recalls, withdrawals, discontinuances or seizures with respect to any products manufactured or sold by the Company or any of its Subsidiaries.

    4.30 CUSTOMERS AND SUPPLIERS.

         (a) The attached Schedule 4.30-1 (the "CUSTOMER LIST") lists the customers of the Company and its Subsidiaries which represent at least 80% of the sales of the Company and its Subsidiaries for the last fiscal year (on a consolidated basis).

         (b) Since January 1, 1997, no material supplier of the Company or any of its Subsidiaries has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any of its Subsidiaries, and no customer listed on the attached Customer List has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or its Subsidiaries.

         (c) Schedule 4.30-3 (the "MAJOR START-UP SCHEDULE") sets forth all major start-up programs (and the amounts and timing of expected revenues relating thereto) of a customer of the Company or its Subsidiaries which the Sellers expect to commence during the 24-month period immediately following the Closing Date and which expected commencement is reflected in the projections set forth on the PROJECTIONS SCHEDULE.

    4.31 FUNDED DEBT AMOUNT. Schedule 4.31 attached hereto (the "FUNDED DEBT SCHEDULE") describes the Funded Debt Amount as of the date of this Agreement. The FUNDED DEBT SCHEDULE also sets forth the principal amounts, scheduled amortizations, and interest accruals necessary to calculate the Funded Debt Amount as of the Closing Date. There shall be no fees, expenses, prepayment penalties or other charges due as of the Closing Date with respect to indebtedness for borrowed money described on the FUNDED DEBT SCHEDULE assuming that all amounts owing with respect to such indebtedness are repaid on the Closing Date. From the date hereof through the Closing Date, (i) there shall be no increase in the Company's and its Subsidiaries liabilities with respect to the principal amount of debt for borrowed money (other than in accordance with the terms of existing debt agreements, as in effect on the date hereof), (ii) there shall be no decrease in the principal amount of any of the obligations (other than the Revolver) set forth on the FUNDED DEBT SCHEDULE other than in accordance with the scheduled amortization payments set forth on the FUNDED DEBT SCHEDULE, and (iii) neither the Company nor any of its Subsidiaries shall enter into any capital leases that are properly classified as a liability on a balance sheet prepared in accordance with GAAP. "FUNDED DEBT AMOUNT" means, as of the date of any determination, (x) all liabilities of the Company and its Subsidiaries with respect to the outstanding principal amount of all indebtedness for borrowed money plus accrued interest thereon and all fees, expenses, prepayment penalties and other charges with respect thereto, PLUS (y) that portion of the obligations of the Company and its Subsidiaries with respect to capital leases that are properly classified as a liability on the balance sheet prepared in accordance with GAAP, applied consistently with the 1996 Financial Statements.

      4.32 CANADIAN EMPLOYEE PLANS.

    (a) The Company has delivered true copies of the Canadian Employee Plans to the Buyer and has delivered actuarial evaluations in its possession prepared for each Canadian Employee Plan during the past five years. For purposes of this Section 4.32 and Schedule 4.32, the term "CANADIAN EMPLOYEE PLAN" means the retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to or required to be contributed to by GT Automotive Systems (Windsor) Limited (together with any predecessor or successor thereto or Subsidiary thereof (other than GT Shift Systems, Inc.), the "CANADIAN SUBSIDIARY") for the benefit of its employees or former employees of the Canadian Subsidiary.

    (b) The Canadian Subsidiary does not have, and is not subject to, any present or future liability under any Canadian Employee Plan or other program, policy or practice, formal or informal, with respect to any of its employees or former employees, other than those Canadian Employee Plans set forth on Schedule
4.32 attached hereto.

    (c) There are no pending claims or proceedings (other than the workers' compensation claims disclosed on Schedule 4.19) by any employee covered under the Canadian Employee Plans, nor has any notice been received by the Canadian Subsidiary from any other Person, alleging any violation of any fiduciary duties or violation of Canadian federal, provincial, or local laws, statutes, ordinances, rules and regulations which may result in liability to the Canadian Subsidiary with respect to the Canadian Employee Plans. There are no employees or former employees of the Canadian Subsidiary who are receiving from the Canadian Subsidiary any pension or retirement payments or who are entitled to receive any such payments other than under the Canadian Employee Plans set forth on Schedule 4.32.

    (d) The Canadian Subsidiary is not responsible for any obligation or liability under the Canada-Wide Industrial Pension Plan (including, but not limited to, any portion of any underfunding existing under such plan), other than for the monthly contributions which arise in the ordinary course of business.

    (e) To the knowledge of the Sellers, after inquiries with senior management of the Canadian Subsidiary and after review of all books and records in their possession, each Canadian Employee Plan has been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations.

    (f) With respect to each Canadian Employee Plan, all required payments, premiums, contributions, accruals, or reimbursements for all periods ending prior to or as of the Closing Date shall have been made when due. No Canadian Employee Plan has any unfunded liabilities as of the Closing Date that could result in any liabilities to Buyer, the Company, the Canadian Subsidiary or any of their Affiliates under or pursuant to (i) the terms of the Canadian Employee Plans or any contracts entered into by the Canadian Subsidiary in connection therewith, (ii) Canadian federal, provincial, state, or local laws, statutes, ordinances, rules, regulations, or practices, or (iii) any action of any federal, provincial, state, or local government authority, or any administrator, trustee, or other Person responsible for managing or administering the Canadian Employee Plan; PROVIDED that "unfunded liabilities" as used in this sentence shall not include the amount of Closing APBO to the extent pertaining to the Canadian Subsidiary.

    4.33 CLOSING DATE. To the knowledge of Sellers, all of the representations and warranties contained in this Article IV and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct on the date of this Agreement and will be true and correct on the Closing Date except to the extent that the Sellers have advised the Buyer otherwise in writing prior to the Closing.


                            ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to the Sellers to enter into this Agreement, Buyer hereby represents and warrants to the Sellers that:

    5.1 CORPORATE ORGANIZATION AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified. Buyer has full corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted. Buyer has full corporate power to execute and deliver this Agreement, the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

    5.2 AUTHORIZATION. Except as described on Schedule 5.2 attached hereto (the "BUYER AUTHORIZATION SCHEDULE"), (i) the execution, delivery and performance of this Agreement, the other Agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer,
(ii) no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the transactions contemplated hereby or thereby and (iii) this Agreement and the other agreements contemplated hereby to which it is a party constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability hereof may be limited by bankruptcy or other laws affecting creditor's rights generally and limitations on the availability of equitable remedies.

    5.3  ABSENCE OF CONFLICTS.  Except as set forth on the attached Schedule
5.3 (the "BUYER CONFLICTS SCHEDULE"), the execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and shall not (i) conflict with or result in any breach of any of the provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to terminate or to accelerate any obligation under, or (v) require any authorization, consent, approval, license, permit, exemption or other action by or notice to or filing with any court or other governmental entity, under the provisions of Buyer's constituent documents or any agreement, contract, instrument, lease, commitment, license, guaranty, or other business arrangement or understanding of Buyer, or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of an arbitrator or governmental entity.

    5.4 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

    5.5 SECURITIES LAW. Buyer understands that it may not sell or otherwise dispose of the Company Stock in any manner or to any person or persons in violation of the Securities Act of 1933 and applicable state securities laws or as a statutory underwriter for the Sellers under such Act. The Buyer is acquiring the Company Stock pursuant to this Agreement for its own account and for investment and not with a view to a public distribution thereof and acknowledges that the Company Stock being so acquired have not been registered under the Securities Act of 1933 or any applicable state securities laws.

    5.6 CLOSING DATE. To the knowledge of Buyer, all of the representations and warranties contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto are true and correct in all material respects on the date of this Agreement and will be true and correct in all material respects on the Closing Date, except to the extent that Buyer has advised the Sellers otherwise in writing prior to the Closing.

                            ARTICLE VI

                           TERMINATION

    6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written consent of Buyer and the Representative (on behalf of the Sellers);

         (b) by Buyer if there has been a breach in any material respect on the part of the Company or any Seller, or by the Sellers if there has been a breach in any material respect on the part of the Buyer, in the representations and warranties or covenants set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby, unless such terminating party's (or in the case of the Sellers, the Company's or any Seller's) willful breach of this Agreement has caused the condition to be unsatisfied; or

         (c) by either Buyer or the Sellers if the Closing has not occurred on or prior to October 15, 1997, by reason of the failure of any condition precedent under Article II hereof; provided that neither Buyer nor the Sellers will be entitled to terminate this Agreement pursuant to this Section 6.1(c) if such person's (or, in the case of the Sellers, the Company's or any Seller's) willful breach of this Agreement has prevented satisfaction of the conditions or the consummation of the transactions contemplated hereby at or prior to such time.

    6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Sellers as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof, except for the obligations of the parties hereto in Sections 9.2 (announcements), 9.4 (remedies), 8.7(b) (confidentiality) and 8.8 (payment of expenses), and except that nothing herein will relieve any party from any breach of this Agreement prior to such termination.


                           ARTICLE VII

                       CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "DOLLARS" or "$", as expressly used herein, means U.S. dollars.

         "PARENT" means Dura Automotive Systems, Inc., a Delaware corporation.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partners of such partnership, association or other business entity.

                           ARTICLE VIII

                      ADDITIONAL AGREEMENTS

    8.1 SURVIVAL. All representations, warranties, covenants and agreements set forth in this Agreement (including the schedules, attachments, and exhibits hereto) will survive the Closing Date and the consummation of the transactions contemplated hereby and will not be affected by any examination made for or on behalf of Buyer, the knowledge of any of its officers, directors, shareholders, employees or agents, or the acceptance of any certificate or opinion.

    8.2  INDEMNIFICATION.

         (a) Subject to the limitations set forth in (b) below, the Sellers agree (both jointly and severally) to indemnify Buyer and its officers, directors, shareholders and Affiliates (the "BUYER PARTIES") and to hold them harmless against any loss, liability, deficiency, damage or expense (including, but not limited to, reasonable legal expenses and costs and including any interest and penalties) ("LOSSES") which any Buyer Party may suffer, sustain or become subject to, as a result of any of the following:

              (i) the breach (or third-party allegation of a breach) by any Seller of any representation or warranty contained in Article IV of this Agreement;

              (ii) the breach (or third-party allegation of a breach) by any Seller of any covenant or agreement made by the Company and/or the Sellers contained in this Agreement;

              (iii) any Income Taxes of the Company or any Subsidiary (or any unpaid Income Taxes of any Person for which the Company or any Subsidiary is liable) relating to or arising out of any period (or partial period) ending on or prior to the Closing Date;

              (iv) the claim by TRW Automotive Electronics Group Division referenced on Schedule 4.19(2);

              (v) any liabilities and any investigative, corrective, or remedial obligations relating to violations of, or liabilities arising under, Environmental Requirements, to the extent (A) such liabilities arise out of, relate to, or are caused by events, circumstances, conditions, or occurrences which took place prior to July 1, 1996, AND (B) such liabilities are expressly allocated to the Company or any of its Subsidiaries or their respective predecessors pursuant to the provisions of
    Section 6.9 of the Share Purchase Agreement dated as of June 21, 1996 among Nealvest Investments Limited, as Vendor, 1156754 Ontario Ltd., as Purchaser, Tamco Limited, and Tamco Manufacturing, Inc., as amended by an Amending Agreement dated as of June 23, 1996; and

              (vi) any liabilities and any investigative, corrective, or remedial obligations relating to violations of, or liabilities arising under, Environmental Requirements, to the extent such liabilities arise out of, relate to, or are caused by events, circumstances, conditions, or occurrences which took place (A) with respect to GT Automotive Systems (Windsor) Limited (formerly known as Tamco Limited) and GT Shift Systems, Inc. (formerly known as Tamco Manufacturing, Inc.) and any successor thereto or Subsidiary thereof, on or after July 1, 1996, and prior to the Closing Date, and (B) with respect to GT Automotive Systems, Inc. (formerly known as GEL, Inc.) and any successor thereto, on or after November 1, 1996 and prior to the Closing Date.

         (b) The indemnification provided for in Section 8.2(a)(i) (and, solely with respect to the limitations in subparagraphs (b)(ii), (iii) and (iv) below, Section 8.2(a)(vi)) above is subject to the following limitations:

              (i) The Buyer acknowledges that the Company and its Subsidiaries are composed of business units which have been acquired during the past fourteen months. More specifically, GT Automotive Systems (Windsor) Limited (formerly known as Tamco Limited) and its former wholly owned subsidiary, GT Shift Systems, Inc. (formerly known as Tamco Manufacturing, Inc.) were acquired on July 1, 1996, and GT Automotive Systems, Inc. (formerly known as GEL, Inc.) was acquired on November 1, 1996. Accordingly, Buyer has agreed (subject to the provisos set forth in the following sentence) to rely solely upon the representations and warranties contained in the transaction documents pursuant to which these companies were acquired for breaches (or third-party allegations of breaches) of representations and warranties occurring prior to the respective dates of acquisition of these companies, and (to the extent provided herein) the Sellers will be responsible for breaches (and third-party allegations of breaches) of representations and warranties occurring after the respective dates of acquisition of these companies. Therefore, notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that its indemnification rights against Sellers are limited to, and Sellers shall only be liable to indemnify Buyer Parties for Losses under Section 8.2(a)(i) solely to the extent such Losses arise out of, relate to, or are caused by events, circumstances, conditions or occurrences which took place
    (A) with respect to GT Automotive Systems (Windsor) Limited (formerly known as Tamco Limited) and GT Shift Systems, Inc. (formerly known as Tamco Manufacturing, Inc.) and any successor thereto or Subsidiary thereof, on or after July 1, 1996, and prior to the Closing Date, and (B) with respect to GT Automotive Systems, Inc. (formerly known as GEL, Inc.) and any successor thereto, on or after November 1, 1996, and prior to the Closing Date; PROVIDED that the limitations of this subparagraph (i) will not apply to Losses under Section 8.2(a)(i) if such Losses arise out of, relate to, or are caused by events, circumstances, conditions or occurrences of which any of the Sellers or the Company or its Subsidiaries had knowledge or notice prior to the Closing Date; AND PROVIDED FURTHER that the limitations of this subparagraph (i) shall not apply to Losses relating to breaches of the representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Authorization), 4.3 (Capitalization),
    4.4 (Subsidiaries), and 4.5 (Absence of Conflicts).

              (ii) The Sellers will be liable to Buyer Parties only if such Buyer Party gives the Representative written notice thereof within 2 years after the Closing Date, except for (A) claims arising under Section 8.2(a)(vi) above, as to which written notice thereof must be made within 3 years after the Closing Date, and (B) claims arising from breaches of the representations and warranties (x) set forth in Section 4.16 (Taxes) as to which written notice thereof must be made prior to the expiration of the applicable statute of limitation with respect thereto and (y) set forth in
    Section 4.2 (Authorization) and 4.3 (Capitalization) as to which written notice thereof may be made at any time;

              (iii) the Sellers will not be liable to Buyer Parties for any Losses under Section 8.2(a)(i) or (vi) unless and until the aggregate amount of all such Losses relating to all such breaches or liabilities exceeds $500,000, except for Losses arising from breaches of the representations and warranties set forth in Sections 4.2 (Authorization),
    4.3 (Capitalization), 4.16 (Taxes), 4.26 (Affiliated Transactions) and 4.31 (Funded Debt) (in which case the Sellers will be liable to Buyer for all such Losses); and

              (iv) the Sellers will not be liable to Buyer Parties for any Losses under Section 8.2(a)(i) or (vi) to the extent that such Losses exceed $5.0 million in the aggregate, except for Losses arising from breaches of the representations and warranties set forth in Sections 4.2 (Authorization), 4.3 (Capitalization), 4.16 (Taxes), 4.26 (Affiliated Transactions) and 4.31 (Funded Debt) (in which case the Sellers will be liable to Buyer for all such Losses).

         (c) Buyer agrees to indemnify the Sellers and to hold them harmless against any Losses the Sellers may suffer, sustain or become subject to as the result of a breach (or third-party allegation of a breach) of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement; PROVIDED, however, that the Buyer will not be liable for any Losses relating to breaches of Buyer's representations and warranties contained in
Article V hereof unless written notice of such breach is given by the Sellers to Buyer within 2 years of the Closing Date, except for claims arising from breaches or alleged breaches of representations and warranties set forth in
Section 5.2 (Authorization), as to which claims may be brought at any time.

         (d) If a party hereto seeks indemnification under this Section 8.2, such party (the "INDEMNIFIED PARTY") shall gave written notice to the other party (the "INDEMNIFYING PARTY") specifying in reasonable detail the basis for the claim. In that regard, if any suit, action, claim, liability of obligation shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 8.2, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; PROVIDED that if the Sellers are the Indemnifying Party, then notice need only be given to the Representative, rather than to each Indemnifying Party (and, in each such case, all references in this subparagraph (d) to the Indemnifying Party or Parties shall mean the Representative). Once the Indemnified Party has given notice of the matter to all of the Indemnifying Parties, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate and the Indemnifying Party shall be entitled to participate in the defense of such matter at its expense. Subject to clauses (i) and (ii) of the proviso set forth below, if the Indemnifying
Party affirms its obligation to indemnify the Indemnified Party with respect to such claim, the Indemnifying Party may assume the defense of such claim with counsel reasonably acceptable to the Indemnified Party; PROVIDED, however, that (i) the Indemnified Party may participate, at its expense, in the defense of such claim with co-counsel of its choice and (ii) the Indemnified Party shall be entitled, to the extent it so elects, to assume and control the defense of (x) any claim involving any equitable claim, including, but not limited to, injunctive relief, (y) any claim in which the Indemnified Party might reasonably be obligated to bear a larger portion of the Losses in respect of such claim than the Indemnifying Party or (z) any claim in which the Indemnified Party believes in its sole discretion that such claim may adversely affect its ongoing business (including, without limitation, claims relating to items specified in Sections 4.13 or 8.2(a)(v) or (vi)). Neither the Indemnified Party nor the Indemnifying Party may consent to the entry of any judgment or enter into any settlement with a third party with respect to the claim which does not release the other party from all liability to the third party with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld (it being understood that the extent to which any party will be obligated to pay for Losses resulting from such matter as compared to the other party shall be considered in determining whether it is reasonable for such party to withhold its consent from the entry of any judgment or settlement with respect to such matter), except that any party may consent to any judgment or settlement without the consent of the other party to the extent that the judgment or settlement is related to an equitable claim or claim which may adversely affect ongoing business of such consenting party.

         (e) The Losses which the Buyer Parties suffer, sustain or become subject to, including any Income Taxes determined pursuant to Section 8.3 may, at their option, be satisfied by recouping or setting off all or any portion of the Losses which the Buyer Parties suffer, sustain or become subject to against any payments to be made by the Buyer to the Sellers pursuant to Section 1.4 hereof.

         (f) Any payment due and payable under this Agreement (including, without limitation, earn-out payments under Section 1.4 hereof, Losses subject to indemnification under Section 8.2, and payments of Income Taxes under Section 8.3) shall bear simple interest from (a) the date such payment becomes due and payable (or, with respect to Losses indemnifiable under Section 8.2, the later of (x) the Indemnified Party's receiving notice of such Loss and (y) the date such Loss is incurred), until (b) the date on which such payment is satisfied pursuant to the provisions hereof, at a rate equal to the lesser of (A) 15% per annum, and (B) the maximum rate permitted by applicable law. Such interest shall be payable in immediately available funds upon demand.

    8.3 TAX MATTERS. The following provisions shall govern the allocation of responsibility as between the Buyer and the Sellers for certain tax matters following the Closing Date:

         (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Taxes (including, without limitation, the Michigan Single Business Tax and the Canadian capital tax) based upon or relating to income (such Taxes (including penalties and interest thereon), "INCOME TAXES") (such Tax Returns, "INCOME TAX RETURNS") for the Company or any of its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit the Representative to review and comment on each such Income Tax Return described in the preceding sentence prior to filing. The Sellers will jointly and severally reimburse Buyer for the amount of all Income Taxes relating to any taxable period (or partial period) ending on or prior to the Closing Date, regardless of the time for filing the income tax returns for such taxable period. Such payments shall be made within two business days of payment by the Buyer, any of its Subsidiaries or Affiliates of such Income Taxes.

         (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Income Tax Returns of any of the Company's Subsidiaries for Tax periods which
begin before the Closing Date and end after the Closing Date.   The Sellers will
jointly and severally reimburse Buyer for that portion of the Income Taxes with respect to any such period which relates to the portion of such taxable period ending on the Closing Date. Such payment shall be made within two business days of the date on which Income Taxes are paid. For purposes of this Section, in the case of any Income Taxes that are imposed on a periodic basis and are payable for a taxable period that incledes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

         (c)  COOPERATION ON TAX MATTERS.

              (i) Buyer, the Company and its Subsidiaries, the Sellers and the Representative shall at their own cost cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company or any of its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                                       -43

              (ii) Buyer and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any government authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (d) TAX SHARING AGREEMENTS. All tax-sharing agreements or similar agreements with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound thereby or have any liability thereunder.

         (e)  CERTAIN TAXES.   All transfer, documentary, sales, use, stamp,
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains tax, transfer tax and any similar tax imposed in any state or subdivisions), shall be paid by the Sellers, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         (f) TAX REFUNDS. Upon receipt of any refunds of Taxes for which the Sellers are liable under the terms of this Agreement, Buyer shall, and shall cause the Company to, promptly remit such refunds to the Representative (on behalf of the Sellers). Upon the reasonable request of Sellers, Buyer shall, and shall cause the Company to, prepare and file or cause to be prepared and filed all claims for refunds relating to Taxes for which the Sellers are liable under the terms of this Agreement. Notwithstanding any of the foregoing, the Sellers shall not be entitled to any refunds relating to any carryback of an item occurring in any period (or partial period) commencing on or after the Closing Date.

    8.4 NON-COMPETE; NON-SOLICITATION. In further consideration for the payment of the Purchase Price hereunder, and in order to protect the value of the Company Stock purchased by Buyer (including, without limitation, the goodwill inherent in the Company as of the Closing Date), each of the Sellers agrees as follows:

         (a) During the period from the Closing Date to and including the fifth anniversary of the Closing Date (the "NONCOMPETE PERIOD"), no Seller shall (unless otherwise agreed in writing by Buyer) have any affiliation (as defined below) with any Person, corporation, partnership or other business entity or enterprise having any location within North America, South America or Europe which derives more than 20% of its total annual revenues from the manufacture and sale of shift levers, shift lever systems, parking brakes, pedals, hinges, latches, and/or automotive cables related to any of the foregoing (such products, the "PRODUCTS") (such a Person, a "COMPETITOR"); PROVIDED that nothing contained herein shall be construed to prohibit a Seller from purchasing up to an aggregate of 10% of any class of the outstanding voting securities of any other Person whose securities are listed on a national securities exchange or traded in the Nasdaq national market system (a "PUBLIC COMPANY"); AND PROVIDED FURTHER that nothing contained herein shall be construed to prohibit any Seller from engaging in the process of roll-forming and fabricating stamped and roll-formed subassemblies of automobile components ("ROLL FORMING") for any Competitor or other Person, or from entering into any joint venture or other business arrangement or relationship with any Competitor or other Person pursuant to which such Seller will engage in the process of Roll-Forming, in either case so long as Seller's affiliation or other relationship with any Competitor is solely related to, and does not extend beyond, the process of Roll-Forming or other activities involving, relating to, or competitive with the manufacture or sale of the Products. For purposes of this subparagraph (a), the term "AFFILIATION" shall mean any direct or indirect interest in such entity or enterprise, whether as an officer, director, employee, investor, partner, shareholder, sole proprietor, trustee, consultant, agent, representative, broker, finder, promoter, Affiliate or otherwise.

         (b) During the Noncompete Period, the Sellers shall not, and shall not permit any of its Affiliates to, (i) induce or attempt to induce any employee of Parent or its Subsidiaries, Buyer, or of the Company or its Subsidiaries, or in any way interfere with the relationship between Parent or its Subsidiaries, Buyer the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through an Affiliate any person who, to such party's knowledge, was an employee of Parent or its Subsidiaries, Buyer the Company or its Subsidiaries within 180 days prior to the date hereof, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of Parent or its Subsidiaries, Buyer the Company or its Subsidiaries to cease doing business with any such Person or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of Parent or its Subsidiaries, Buyer the Company or its Subsidiaries.

Notwithstanding anything in this Section 8.4 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Section 8.4 are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, the Sellers agree that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the parties that the restrictions contained herein shall be effective to the fullest extent permissible. In the event of an alleged breach or violation by any of the Sellers of any of the provisions of this
Section 8.4, the Noncompete Period will be tolled for such party until such alleged breach or violation is resolved; provided that if such party is found to have not violated the provisions of this Section 8.4, then the Noncompete Period will not be deemed to have been tolled. Each of the Sellers agrees that the restrictions contained in this Section 8.4 are reasonable in all respects.

    8.5  ARBITRATION PROCEDURE.

         (a) The parties hereto agree that, except as otherwise set forth in this Section 8.5, the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying disputes concerning claims for money damages arising out of this Agreement (the "DISPUTES"). The parties hereby agree and acknowledge that, except as otherwise provided in this Section
8.5 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

                                       -45

         (b) In the event that either Buyer or the Representative asserts that there exists a Dispute, such party shall deliver a written notice to each other party or parties involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "DISPUTING PERSON") may, within forty-five (45) business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required to be included therein, if any, by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time.

         (c) The Buyer and Representative each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "BUYER'S ARBITRATOR" and the "SELLERS' ARBITRATOR," respectively). In the event that either party fails to select an independent arbitrator as set forth herein within twenty (20) days from delivery of a notice of arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Sellers' Arbitrator and Buyer's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 8.5. If the Sellers' Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within twenty (20) days after their selection, the Sellers' Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. The Sellers' Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven (7) days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Sellers' Arbitrator and Buyer's Arbitrator.

         (d) The arbitrator(s) selected pursuant to subparagraph (c) above will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000, and if the representative contests only $500 of any amount claimed by Buyer, and if the arbitrator(s) ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300 DIVIDED BY
500) to the Sellers and 40% (i.e. 200 DIVIDED BY 500) to Buyer.

         (e) The arbitration shall be conducted in Oakland County, Michigan, and under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of Buyer and the Representative. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than ninety (90) business days after the delivery of the Notice of Arbitration nor later than ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be).
The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the final determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party, and to correct manifest clerical errors.

         (f) Buyer and the Representative, may enforce any Final Determination in the United States District Court for the Eastern District of Michigan. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

         (g) The parties hereto accept, acknowledge, and agree that application of the indemnification arrangements set forth in Sections 8.2(a)(v) and (vi) and (with respect to Section 8.2(a)(i)) Section 8.2(b)(i) may require allocation of liability for Losses incurred hereunder between the Sellers, on the one hand, and the sellers under the transaction documents pursuant to which the Company's predecessor companies were acquired, on the other hand, based on a determination of when actions or events giving rise to such Losses occurred. In order to facilitate the swift and accurate determination of such allocations, notwithstanding any of the foregoing arbitration provisions, each of the parties hereto agree: (i) at the election of the Buyer or Representative all parties hereto shall consent to jurisdiction in any state or federal court in which an action against any of the prior owners of GEL, Inc. (the "GEL SELLERS") or Nealvest Investments Ltd., the prior owner of Tamco Limited (or any successor thereto) ("NEALVEST"), is pending, shall consent to joinder of all parties hereto to such action, and shall irrevocably agree to be bound by any judgment rendered thereby with respect to the liability of the Sellers, on the one hand, and of the GEL Sellers or Nealvest (as applicable), on the other hand, to indemnify Buyer Parties for such Losses under the terms of this Agreement and the GEL Agreement or the Tamco Agreement, as applicable; (ii) at the election of Buyer or Representative all parties hereto shall consent to the jurisdiction of and agree to be bound by any arbitration proceeding to which Nealvest is a party in accordance with the mandatory arbitration provisions set forth in the Tamco Agreement, shall consent to joinder of all parties hereto to such proceeding (or, if joinder of the parties in such proceeding is not available for any reason, shall consent to an arbitration in accordance with the provisions of this Agreement, but with a panel of the same three arbitrators who presided over the dispute to which joinder was not available), and shall agree that the findings and conclusions of such arbitrators shall constitute a final, binding, and enforceable determination of the respective liabilities of Sellers and Nealvest to indemnify Buyer Parties for such Losses under the terms of this Agreement and the Tamco Agreement; and (iii) at the election of Buyer or Representative all parties hereto shall consent to the joinder of the GEL Sellers or Nealvest to any action, suit, or proceeding in which the liability of the Sellers, on the one hand, and of the GEL Sellers or Nealvest (as applicable), on the other hand, to indemnify Buyer Parties for Losses under the terms of this Agreement and the GEL Agreement or the Tamco Agreement, as applicable, may be at issue or relevant. For purposes of this paragraph, "TAMCO AGREEMENT" means the Share Purchase Agreement dated as of June 21, 1996, among Nealvest as Vendor, 1156754 Ontario Ltd. as Purchaser, Tamco Limited, and Tamco Manufacturing, Inc., as amended by an Amending Agreement dated as of June 23, 1996. For purposes of this paragraph, "GEL AGREEMENT" means the Stock Purchase Agreement dated as of September 6, 1996, among WLP Acquisition, GEL Inc., and the GEL Sellers.

         (h)  Notwithstanding anything contained in Section 1.4 or in this
Section 8.5 (but after giving effect to Section 1.4(e)), in any arbitration proceeding concerning an alleged breach of any of the covenants set forth in Sections 1.4(d)(iv), (v) or (vi), if such breach is proven the arbitrator shall assess as stipulated damages an amount equal to 3% per month (prorated as necessary) on all amounts which, with respect to each such month, are then owed or potentially will be owed (regardless of whether such amounts are ever actually owed) by the Buyer to the Sellers under Sections 1.4(a) and (b) during or after such month, from the time of such breach (but after giving effect to Section 1.4(e)) until the earlier of (A) the remedy of such breach, or (B) the date of payment of all amounts actually owed by the Buyer to the Sellers pursuant to Sections 1.4(a) and (b). Notwithstanding anything contained in
Section 1.4 (but after giving effect to Section 1.4(e)) or in this Section 8.5, in any arbitration proceeding concerning an alleged breach of any of the covenants set forth in Sections 1.4(d)(i), (ii) or (iii), if Representative satisfies its initial burden of demonstrating that the Buyer in fact breached such covenant, the burden in such proceeding shall shift to the Buyer to rebut the presumption that such breach actually and proximately resulted in Sellers' failure to receive an amount equal to (x) the maximum earn-out amount that could be payable to the Sellers under Section 1.4 in respect of the earn-out period in which such breach allegedly occurred, MINUS (y) the aggregate actual payments to the Sellers under Section 1.4 in respect of the earn-out period during which such breach occurred (which, with respect to the 1998 Measuring Period, shall include any Accelerated 1998 Amount paid).

    8.6  APPOINTMENT OF REPRESENTATIVE.

         (a) POWERS OF ATTORNEY. Each of the Sellers irrevocably constitutes and appoints W III H Partners, L.P. (the "REPRESENTATIVE") as such person's true and lawful attorney-in-fact and agent and authorizes him acting for such person and in such person's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby, as fully to all intents and purposes as such person might or could do in person, including, without limitation:

              (i) execute any agreements on behalf of such person, including any amendments, modifications or waivers of any such agreements;

              (ii) determine the presence (or absence) of claims for indemnification against the Buyer Parties pursuant to Section 8.2 above;

              (iii) deliver all notices required to be delivered by such person under this agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 8.2 above, any notice of a third party claim under Section 8.2 above, and any Notice of Arbitration under Section 8.5 above;

              (iv) receive all notices required to be delivered to such person under this agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 8.2 above, any notice of a third party claim under Section 8.2 above, and any notice of arbitration under Section 8.5 above;

              (v) take any and all action on behalf of such person from time to time as the Representative may deem necessary or desirable to resolve and/or settle claims under this Agreement and the other agreements contemplated hereby, including, without limitation, Sections 8.2 and 8.3 above; and

              (vi) take all action as the Representative may deem necessary or advisable under this Agreement, and the other agreements contemplated hereby.

Each of the Sellers grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each of the Sellers acknowledges and agrees that upon execution of this Agreement, any delivery by the representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the representative pursuant to this Section 8.6, such person shall be bound by such documents as fully as if such person had executed and delivered such documents.

         (b) REPLACEMENT OF THE REPRESENTATIVE. Upon the death, disability or incapacity of the initial Representative appointed pursuant to Section 8.6(a) above, each of the Sellers acknowledges and agrees that the representative's executor, guardian or legal representative, as the case may be, shall appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Representative hereunder within thirty (30) days.

         (c) ACTIONS OF THE REPRESENTATIVE; LIABILITY OF THE REPRESENTATIVE. Each shareholder agrees that Buyer shall be entitled to rely on any action taken by the Representative, on behalf of the Sellers, pursuant to Section 8.6(a) above (each, an "AUTHORIZED ACTION"), and that each Authorized Action shall be binding on each Seller as fully as if such person had taken such Authorized Action. Buyer agrees that the Representative (in its capacity as such) shall have no liability to it for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers jointly and severally agree to pay, and to indemnify and hold harmless Buyer from and against any losses which they may suffer, sustain, or become subject to, as the result of any claim by any person that an Authorized Action is not binding on, or enforceable against, the Sellers.

    8.7  INVESTIGATION AND CONFIDENTIALITY.

         (a) Prior to the Closing Date, subject to the terms of the Confidentiality Agreement, Buyer may make or cause to be made such investigation of the business and properties of the Company and its Subsidiaries as it deems necessary or advisable to familiarize itself therewith. The Sellers agree to, and agree to cause the Company and its Subsidiaries to, permit Buyer, its authorized representatives and agents to (i) have full access to the premises, books and records of the Company and its Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Company and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Company and its Subsidiaries.

         (b) If the transactions contemplated by this Agreement are not consummated, Buyer will not disclose or use at any time any information and materials reasonably designated by the Sellers as confidential, and Buyer and its representatives will return to the Sellers all memoranda, notes, plans, records, documentation and other materials obtained from the Sellers in connection with the transactions contemplated by this agreement. Whether or not the transactions contemplated hereby are consummated, the Sellers will maintain the confidentiality of all information and materials regarding Buyer and its Affiliates reasonably designated by Buyer as confidential. If the transactions contemplated by this Agreement are consummated, the Sellers will maintain the confidentiality of all proprietary and other non-public information regarding the Company or any of its Subsidiaries, except as necessary to file tax returns and other reports to governmental agencies, and to turn over to Buyer at the closing all such materials they have in their possession.

    8.8 EXPENSES. Except as otherwise provided herein, the parties hereto will pay all of their own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees and expenses) incurred in connection with or related to the sales process, the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby; it being understood that the Sellers will pay the fees and expenses of the Company and its Subsidiaries, and that neither the Company nor any of its Subsidiaries will pay any of the Sellers' costs and expenses (including legal and accounting), arising in connection with the transactions contemplated hereby if the transactions are consummated.

    8.9 EXCLUSIVITY. The Sellers, the Company and its Subsidiaries shall, and shall cause their officers, directors and affiliates to, not discuss a possible sale or other disposition (whether by merger, reorganization, recapitalization or otherwise) of all or any part of the capital stock or assets of the Company or its Subsidiaries with any other party (an "ACQUISITION PROPOSAL") or provide any information to any other party regarding other than information which is traditionally provided in the regular course of their respective business operations to third parties where the Company and its Subsidiaries and their respective officers, directors and affiliates have no reason to believe that such information may be utilized to evaluate any such possible sale or other disposition of the capital stock or assets of the Company or its Subsidiaries. The Sellers, the Company and its Subsidiaries will, and will cause their respective officers, directors and affiliates to, promptly notify Buyer if any acquisition proposal, or any inquiry or contact with any Person with respect thereto, is made.

    8.10 RELEASE OF THE COMPANY. Effective upon the Closing, each Seller hereby irrevocably waives, releases and discharges forever the Company and its Subsidiaries from any and all liabilities and obligations to, and agreements with such Seller of any kind or nature whatsoever, whether in its capacity as Seller hereunder, as a stockholder of the Company or its Subsidiaries or otherwise, including, without limitation, in respect of rights of contribution or indemnification, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller hereby covenants and agrees that it will not seek to recover any amounts in connection therewith or thereunder from the Company or any of its Subsidiaries.

    8.11 FINANCIAL INFORMATION. The Sellers and the Company understand that Parent is a reporting company under the Securities Exchange Act of 1934, and that the transactions contemplated hereby may require Parent to file with the Securities and Exchange Commission financial statements of the Company and its Subsidiaries prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended (the "S-X FINANCIALS"). Accordingly, the Sellers shall (and during the period prior to the Closing Date shall cause the Company to) furnish to Buyer any existing information or documents in their possession requested by Buyer for completion of the S-X Financials.

                            ARTICLE IX

                          MISCELLANEOUS

    9.1 PRESS RELEASES AND ANNOUNCEMENTS. Prior to the date hereof, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Company or its Subsidiaries will be issued without the mutual approval of all parties hereto, except any public disclosure which any party in good faith believes is required by law or regulation or any stock exchange listing or trading requirements, in which case the party making such press release or announcement shall use reasonable efforts to advise and consult with the other party prior to the issuance of such press release or announcement.

    9.2 FURTHER TRANSFERS. The Sellers will execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Company Stock and any other transactions contemplated hereby.

    9.3 REMEDIES. Except as provided in Section 8.5 above regarding the requirement of using the arbitration procedures set forth therein for resolving and remedying claims for money damages arising out of Section 8.2, the Sellers acknowledge that the Company's and its Subsidiaries' businesses are unique and recognize and affirm that in the event of a breach of this Agreement by the Sellers, money damages may be inadequate and Buyer may have no adequate remedy at law. Accordingly, the Sellers, agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Sellers' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without the requirement of posting any bonds or additional security whatsoever).

    9.4 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by Buyer and the Representative. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

    9.5 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) or two days after sent by reputable overnight express courier (charges prepaid). Notices, demands and communications to the Sellers, the Company and Buyer will, unless another address is specified in writing, be sent to the address indicated below:

         NOTICES TO SELLERS:                NOTICES TO THE COMPANY:
         W III H Partners, L.P.             GT Automotive Systems, Inc.
         c/o TMW Enterprises, Inc.          c/o TMW Enterprises, Inc.
         801 Big Beaver Road                801 Big Beaver Road
         Suite 201                          Suite 201
         Troy, Michigan 48084               Troy, Michigan 48084
         Attention: President               Attention: President

         WITH A COPY TO:                    WITH A COPY TO:
         Laurence M. Luke, Esq.             Laurence M. Luke, Esq.
         801 Big Beaver Road                801 Big Beaver Road
         Suite 500                          Suite 500
         Troy, Michigan 48084               Troy, Michigan 48084


         NOTICES TO BUYER:
         c/o Dura Automotive Systems, Inc.
         2791 Research Drive
         Rochester Hills, Michigan 48309
         Attention: President

         WITH A COPY TO:

         Hidden Creek Industries
         4508 IDS Center
         Minneapolis, Minnesota 55402
         Attention: Robert R. Hibbs

         WITH A COPY TO:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL  60601
         Attention:  Jeffrey C. Hammes, P.C

    9.6  BINDING AGREEMENT; ASSIGNMENT.

         (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company or the Sellers without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent the Representative.

         (b) Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. Buyer's "Affiliates" include Affiliates which may be organized subsequent to the date hereof.

         (c) Buyer may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates' lenders as collateral security. After the Closing, or Buyer may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Buyer or its Affiliates, (ii) a sale of stock or assets of Buyer or its Affiliates or (iii) dispositions of the business of the Company and its Subsidiaries or any part thereof.

    9.7 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

    9.8 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

    9.9 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

    9.10 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

    9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

    9.12 GOVERNING LAW; SUBMISSION TO JURISDICTION; REPRESENTATIVE AS AGENT FOR SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application to this Agreement of the laws of any jurisdiction other than the State of Michigan. To the extent legal proceedings are permitted under this Agreement, and subject to the provisions of Sections 8.5 and 9.3 hereof, all legal proceedings arising out of or relating to this Agreement or any other transactions contemplated hereby shall be brought either in the United States District Court for the Eastern District of Michigan or in any Michigan state court sitting in Oakland County and in no other forum. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Sellers hereby appoints the Representative as its agent for service of process.

    9.13 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns (and with respect to Section 8.2, the Buyer Parties) any rights or remedies under or by virtue of this Agreement.

    9.14 DELIVERY BY FACSIMILE. This Agreement and any signed agreement or instrument entered into in connection with thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

                               * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                             GT AUTOMOTIVE SYSTEMS, INC.

                             By:_______________________________

                             Its:_______________________________


                             DURA SHIFTER HOLDING CORP.

                             By:_______________________________

                             Its:_______________________________


                             W III H PARTNERS, L.P.

                             By:_______________________________

                             Its:_______________________________


                             ___________________________________
                             DENNIS M. DRESSER


                             ____________________________________
                             BRUCE F. WEBER


                             ____________________________________
                             KENNETH M. WALKERDINE, individually and as trustee of the Kenneth M. Walkerdine Living Trust u/d/a December 19, 1994, as amended


                             _____________________________________
                             O.B. MARX III


                             ____________________________________
                             DONALD R. BROOKS

                             ____________________________________
                             LAURENCE M. LUKE


                             _____________________________________
                             PAUL OSTER


                             ____________________________________
                             THOMAS TALBOYS


                             ____________________________________
                             DOUGLAS S. SOIFER

                         LIST OF EXHIBITS

Exhibit A          -    Form of Dean & Fulkerson Opinion

Exhibit B          -    Form of Kirkland & Ellis Opinion

Exhibit C          -    Parent Guaranty

                                                            EXHIBIT A


                 FORM OPINION OF DEAN & FULKERSON


    1. W III H Partners, L.P., is a limited partnership existing and in good standing under the laws of the State of Delaware.

    2. W III H Partners, L.P., has the necessary power and authority to enter into and perform its obligations under the Stock Purchase Agreement.

    3. Kenneth M. Walkerdine has the necessary power and authority to enter into the Stock Purchase Agreement on behalf of, and as trustee for, the Kenneth
M. Walkerdine Living Trust u/d/a December 19, 1994, as amended, and to perform its obligations thereunder.

    4. Each of Dennis M. Dresser, Bruce F. Weber, Kenneth M. Walkerdine, O.B. Marx III, Donald R. Brooks, Laurence M. Luke, Paul Oster, Thomas Talboys, and Douglas S. Soifer has the necessary power and capacity to enter into and perform his obligations under the Stock Purchase Agreement.

    5. The Stock Purchase Agreement has been duly authorized, executed, and delivered by each of W III H Partners, L.P., Dennis M. Dresser, Bruce F. Weber, Kenneth M. Walkerdine (both individually and as trustee for the Kenneth M. Walkerdine Living Trust u/d/a December 19, 1994, as amended), O.B. Marx III, Donald R. Brooks, Laurence M. Luke, Paul Oster, Thomas Talboys, and Douglas S. Soifer, and such agreement is a valid and binding obligation of each such seller, enforceable in accordance with its terms.

    6. The execution, delivery and performance by W III H Partners, L.P., of the Stock Purchase Agreement do not and will not violate or conflict with, or require approval or consent under, any provision of the Agreement of Limited Partnership of W III H Partners, L.P.

         This opinion is furnished to you and intended solely for your exclusive use and benefit and is intended to be relied upon by you and may not be used, reproduced, circulated, filed, quoted, relied upon or otherwise referred to in whole or in part, for any other purpose, or by any other person or entity without our express prior written consent, except that this opinion may be relied upon by Dura Automotive Systems, Inc. ("PARENT"), Bank of America NT & SA ("BofA"), as Agent under the Amended and Restated Multicurrency Credit Agreement, dated as of December 5, 1996, by and among Dura Operating Corp., Kimanus Vermogensverwaltung GmbH, BofA, BA Securities, Inc., and the other Lenders (as defined therein) party thereto, and such Lenders, as if it were addressed directly to such Persons.

                                                              EXHIBIT B


                 FORM OPINION OF KIRKLAND & ELLIS


    1. Each of Dura Shifter Holding Corp. (the "COMPANY") and Dura Automotive Systems, Inc., is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

    2. The Company has the corporate power to enter into and perform its obligations under the Stock Purchase Agreement, and Parent has the corporate power to enter into and perform its obligations under the Parent Guaranty.

    3. The Company's Board of Directors has adopted by requisite vote the resolutions necessary to authorize the Company's execution, delivery and performance of the Stock Purchase Agreement. No approval by the Company's stockholders is required. Parent's Board of Directors has adopted by requisite vote the resolutions necessary to authorize Parent's execution, delivery and performance of the Parent Guaranty. No approval by Parent's stockholders is required.

    4. The Company has duly executed and delivered the Stock Purchase Agreement, and Parent has duly executed and delivered the Parent Guaranty.

    5. The Stock Purchase Agreement is a valid and binding obligation of the Company and is enforceable in accordance with its terms. The Parent Guaranty is a valid and binding obligation of Parent and is enforceable in accordance with its terms.

                                                           EXHIBIT C


                        IRREVOCABLE CORPORATE GUARANTY


     Dura Automotive Systems, Inc. ("Guarantor"), unconditionally and irrevocably, as primary obligor, guarantees to the Creditors (as hereinafter defined), the full and prompt payment when due, whether at maturity, by acceleration or otherwise, any and all Indebtedness (as hereinafter defined) of the Principal Debtor (as hereinafter defined) to Creditors, and in addition, Guarantor unconditionally and irrevocably guarantees to the Creditors, the full and prompt performance and observance, when due, of any and all Obligations (as herein defined) of the Principal Debtor to the Creditors.

     As used herein, "Creditors" shall mean and include each shareholder of GT Automotive Systems, Inc., who is a signatory to the Stock Purchase Agreement (as hereinafter defined), and their successors, assigns, personal representatives, executors and heirs, and the promises made to the Creditors shall be made to and acquired by them collectively, individually, jointly and severally. All references to Creditors herein shall be construed to mean the singular or plural, as the context may suggest, and the covenants of the Creditors made herein, shall be joint and several.

     As used herein, "Principal Debtor" shall mean and include Dura Shifter Holding Corp., a Delaware corporation, its successors, transferees and assigns.

     As used herein, "Stock Purchase Agreement" shall mean and include that certain Stock Purchase Agreement dated August 1, 1997 among and between Principal Debtor, and the Creditors, and all amendments, modifications, renewals or extensions thereof.


     As used herein, "Indebtedness" shall mean and include all Indebtedness and liabilities of Principal Debtor to the Creditors arising under the Stock Purchase Agreement, howsoever evidenced, whether absolute or contingent, direct or indirect, and whether now existing or hereafter arising. The Indebtedness guaranteed includes, but is not limited to (a) all accrued interest or other charges relating to the Indebtedness; (b) all Obligations; and (c) to the extent permitted under the Stock Purchase Agreement, any and all costs and expenses, including reasonable attorneys fees, incurred by any of the Creditors, whether before or after the entry of a judgment or award, in enforcing or recovering, or attempting to enforce or recover the payment or enforcement of any of the Indebtedness of the Principal Debtor or of the Guarantor to any of the Creditors.

     As used herein, Obligations shall mean and include any and all covenants, promises, guarantees, warranties and undertakings by the Principal Debtor to the Creditors made under the Stock Purchase Agreement, whether direct, indirect, absolute or contingent.

     Guarantor hereby waives notice of acceptance of this Guaranty, and presentment, demand, protest, notice of protest, notice of default and diligence in collecting any Indebtedness, and agrees that the Creditors may modify the terms of the Indebtedness or renew or forbear to enforce payment of any part or all of any Indebtedness, or permit the Principal Debtor to incur additional

Indebtedness, all without notice to Guarantor and without affecting in any manner the unconditional or absolute obligation of Guarantor under this Guaranty. Guarantor acknowledges and agrees that the liabilities created by this Guaranty are direct and are not conditioned upon pursuit by the Creditors of any remedy the Creditors may have against the Principal Debtor or any other person.

     This is a continuing guaranty as to any and all Indebtedness of the Principal Debtor and Guarantor, without regard to other primary or secondary obligors, if any. No invalidity, irregularity or unenforceability by reason of any bankruptcy, insolvency or other similar law purporting to reduce, amend or otherwise affect the Indebtedness shall impair, affect or be a defense to the obligations of Guarantor under this Guaranty.

     Until the Indebtedness is paid in full, Guarantor shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to the Principal Debtor with respect to amounts paid under this Guaranty. The Creditors shall have no duty to enforce or protect any rights which Guarantor may have against the Principal Debtor, and Guarantor assumes full responsibility for enforcing and protecting any such rights.

     If after receipt of any payment of all or any part of the Indebtedness, any or all Creditors are for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, diversion of trust funds or for any other reason, then to the extent of that payment, the Indebtedness shall be revived and the obligations under this Guaranty shall be continued in effect without reduction or discharge for that payment, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by the Creditor in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Creditors' rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of Michigan in all respects, including matters of construction, validity, and performance, and the terms and provisions hereof may not be waived, altered, modified, or amended except in writing duly signed by Creditors and by Guarantor. No effect shall be given to any conflict of law provision that would cause the application to this Guaranty of any laws of any other state or jurisdiction.

     Notwithstanding anything contained herein to the contrary, including, without limitation, the use of the word "unconditional" in this Guaranty, (i) Guarantor may assert and raise as a defense any and all defenses that Principal Debtor may otherwise assert or raise to the payment and performance of said Indebtedness and Obligations then due, except Guarantor may not raise or assert any defenses directly or indirectly relating to the insolvency, bankruptcy, or similar event, if applicable, of Principal Debtor; and (ii) Guarantor may also raise and assert any claims against Creditors which may be raised or asserted by Principal Debtor arising out of the provisions of the Stock Purchase Agreement or the transaction consummated thereby.

     The parties hereto agree that if any claim is made hereunder against the Guarantor that could be asserted against the Principal Debtor under Section
8.2 of the Stock Purchase Agreement, then the procedures set forth in Section 8.2(d) of the Stock Purchase Agreement shall be followed, for which purpose,
Section 8.2(d) of the Stock Purchase Agreement is hereby incorporated herein by reference, it being understood in such case that references therein to "Indemnifying Party" shall mean Guarantor; references therein to "Indemnified Party" shall mean the Creditor making such claim; and references to section numbers shall mean the referenced Section of the Stock Purchase Agreement.

     The parties hereto agree that the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of the Stock Purchase Agreement or this Guaranty shall be the arbitration procedure set forth in Section 8.5 of the Stock Purchase Agreement, which Section 8.5 of the Stock Purchase Agreement is incorporated herein by reference in its entirety, it being understood in such case that the references therein to parties hereto shall refer to the parties to this Guaranty and references therein to Buyer shall mean the Guarantor.

     This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors and personal representatives, but none of the parties hereto may assign any of their rights or interest without the prior written consent of all the other parties hereto.

     To the extent legal proceedings are permitted under this Guaranty and subject to the provisions of Section 8.5 of the Stock Purchase Agreement incorporated herein by reference, all legal proceedings arising out of or relating to this Guaranty shall be brought either in the United States District Court for the Eastern District of Michigan or in any Michigan state court sitting in Oakland County and in no other forum. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     This Guaranty and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or amendment shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

     This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

     Whenever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned have signed this Guaranty on the 29th day of August, 1997.

                                       GUARANTOR

                                       DURA AUTOMOTIVE SYSTEMS, INC.



                                       By:____________________________________

                                       Title:_________________________________



CREDITORS

Acknowledged and Accepted:

W III H PARTNERS, L.P.


By:____________________________________
Its:___________________________________



________________________________________
Dennis M. Dresser



________________________________________
Bruce F. Weber



________________________________________
Kenneth M. Walkerdine, individually and as Trustee of the Kenneth M. Walkerdine Living
Trust u/d/a December 19, 1994, as amended



                             signatures continued

________________________________________
O.B. Marx III



________________________________________
Donald R. Brooks



________________________________________
Laurence M. Luke



________________________________________
Paul Oster



________________________________________
Thomas Talboys



________________________________________
Douglas S. Soifer

                              INDEX TO SCHEDULES


Schedule 1.2           Paid-Off Indebtedness
Schedule 1.5           Disbursement of Purchase Price by Sellers'
                        Representative
Schedule 3.1(e)        Continuing Insider Arrangements
Schedule 4.1           Qualifications Schedule
Schedule 4.3           Capitalization Schedule
Schedule 4.4           Subsidiary Schedule
Schedule 4.5           Conflicts Schedule
Schedule 4.6(a)-1      1996 Financial Statements
Schedule 4.6(a)-2      Exceptions to GAAP Schedule
Schedule 4.6(b)        Projections Schedule
Schedule 4.8           Material Adverse Changes
Schedule 4.9           Developments Schedule
Schedule 4.10(a)       Leases Schedule
Schedule 4.10(b)       Owned Property Schedule
Schedule 4.12          Encumbrances Schedule
Schedule 4.13          Environmental Schedule
Schedule 4.14          Liens on Accounts Receivable
Schedule 4.16          Taxes Schedule
Schedule 4.17          Contracts Schedule
Schedule 4.18          Intellectual Property Rights Schedule
Schedule 4.19          Litigation Schedule
Schedule 4.20          Brokerage Schedule
Schedule 4.21          Licenses Schedule
Schedule 4.22          Key Employees Termination Schedule
Schedule 4.23          Employee Benefit Plans Maintained in
                        the U.S. Primarily for the Benefit of
                        U.S. Citizens
Schedule 4.24          Insurance Schedule
Schedule 4.25          Officers and Directors Schedule
Schedule 4.26          Affiliate Transaction Schedule
Schedule 4.29-1        Warranty Schedule
Schedule 4.29-2        Product Recalls Schedule
Schedule 4.30-1        Customer List
Schedule 4.30-3        Major Start-Up Schedule
Schedule 4.31          Funded Debt Schedule
Schedule 4.32          Canadian Employee Plans